CITIGROUP GLOBAL MARKETS REALTY CORP.
Purchaser

and

WACHOVIA MORTGAGE CORPORATION
Seller

SELLER’S PURCHASE, WARRANTIES AND SERVICING AGREEMENT

Dated as of January 1, 2007

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01.	Defined Terms.
ARTICLE II SERVICING OF MORTGAGE LOANS; RECORD TITLE AND POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF MORTGAGE LOAN DOCUMENTS
Section 2.01.	Agreement to Purchase.
Section 2.02.	Purchase Price.
Section 2.03.	Servicing of Mortgage Loans.
Section 2.04.	Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.
Section 2.05.	Books and Records.
Section 2.06.	Transfer of Mortgage Loans.
Section 2.07.	Delivery of Mortgage Loan Documents.
Section 2.08.	Quality Control Procedures.
Section 2.09.	Closing.
Section 2.10.	Closing Documents.
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS
Section 3.01.	Representations and Warranties of the Seller.
Section 3.02.	Representations and Warranties as to Individual Mortgage Loans.
Section 3.03.	Repurchase; Substitution.
Section 3.04.	Purchase Price Protection.
Section 3.05.	Repurchase of Mortgage Loans With First Payment Defaults.
ARTICLE IV ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
Section 4.01.	The Seller to Act as Servicer.
Section 4.02.	Collection of Mortgage Loan Payments.
Section 4.03.	Realization Upon Defaulted Mortgage Loans.
Section 4.04.	Establishment of Custodial Accounts; Deposits in Custodial Accounts.
Section 4.05.	Permitted Withdrawals From the Custodial Account.
Section 4.06.	Establishment of Escrow Accounts; Deposits in Accounts.
Section 4.07.	Permitted Withdrawals From the Escrow Account.
Section 4.08.	Payment of Taxes, Insurance and Charges; Maintenance of Primary Mortgage Insurance; Collections Thereunder.
Section 4.09.	Transfer of Accounts.
Section 4.10.	Maintenance of Hazard Insurance.
Section 4.11.	Maintenance of Mortgage Impairment Insurance Policy.
Section 4.12.	Maintenance of Fidelity Bond and Errors and Omissions Insurance.
Section 4.13.	Title, Management and Disposition of REO Property.
Section 4.14.	Notification of Maturity Date.
Section 4.15.	Establishment of and Deposits to Buydown Account.
ARTICLE V PAYMENTS TO THE PURCHASER
Section 5.01.	Distributions.
Section 5.02.	Statements to the Purchaser.
Section 5.03.	Monthly Advances by the Seller.
Section 5.04.	Liquidation Reports.
ARTICLE VI GENERAL SERVICING PROCEDURES
Section 6.01.	Assumption Agreements.
Section 6.02.	Satisfaction of Mortgages and Release of Mortgage Files.
Section 6.03.	Servicing Compensation.
Section 6.04.	Annual Statement as to Compliance.
Section 6.05.	Annual Independent Certified Public Accountants’ Servicing Report.
Section 6.06.	Purchaser’s Right to Examine Seller Records.
Section 6.07.	Seller Shall Provide Information as Reasonably Required.
ARTICLE VII THE SELLER
Section 7.01.	Indemnification; Third Party Claims.
Section 7.02.	Merger or Consolidation of the Seller.
Section 7.03.	Limitation on Liability of the Seller and Others.
Section 7.04.	Seller Not to Resign.
Section 7.05.	No Transfer of Servicing.
ARTICLE VIII DEFAULT
Section 8.01.	Events of Default.
Section 8.02.	Waiver of Defaults.
ARTICLE IX TERMINATION
Section 9.01.	Termination.
ARTICLE X RECONSTITUTION OF MORTGAGE LOANS
Section 10.01.	Reconstitution of Mortgage Loans.
ARTICLE XI MISCELLANEOUS PROVISIONS
Section 11.01.	Successor to the Seller.
Section 11.02.	Amendment.
Section 11.03.	Governing Law.
Section 11.04.	Notices.
Section 11.05.	Severability of Provisions.
Section 11.06.	Exhibits.
Section 11.07.	General Interpretive Principles.
Section 11.08.	Reproduction of Documents.
Section 11.09.	Confidentiality of Information.
Section 11.10.	Recordation of Assignments of Mortgage.
Section 11.11.	Assignment by Purchaser.
Section 11.12.	No Partnership.
Section 11.13.	Execution; Successors and Assigns.
Section 11.14.	Entire Agreement.
Section 11.15.	No Solicitation.
Section 11.16.	Costs.
Section 11.17.	Protection of Mortgagor Personal Information.
Section 11.18.	Purchase Price and Terms Letter.

EXHIBITS
A-1	Contents of Mortgage File
A-2	Contents of Servicing File
B	Form of Custodial Account Letter Agreement
C	Form of Escrow Account Letter Agreement
D	Form of Assignment, Assumption and Recognition Agreement
E	Form of Assignment and Conveyance
F	Regulation AB Compliance Addendum
G	Form of Officer’s Certificate
H	Form of Security Release
I	Form of Purchase Price and Terms Letter

SCHEDULE A	Mortgage Loan Schedule
SCHEDULE B	Surveillance Data

This is a Seller’s Purchase, Warranties and Servicing Agreement, dated as of January 1, 2007, and is executed by and between Citigroup Global Markets Realty Corp., as purchaser (the “Purchaser”), and Wachovia Mortgage Corporation, as seller and servicer (in such capacity, the “Seller”).

WITNESSETH:

WHEREAS, the Purchaser has heretofore agreed to purchase from the Seller and the Seller has heretofore agreed to sell to the Purchaser certain Mortgage Loans, servicing rights retained, from time to time, pursuant to the terms of a letter agreement by and between the Seller and the Purchaser (the “Purchase Price and Terms Letter”);

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed to the related Assignment and Conveyance.  The Mortgage Loans as described herein shall be delivered in groups of whole loans (each, a “Mortgage Loan Package”) on various dates as provided herein (each, a “Closing Date”);

WHEREAS, the Purchaser and the Seller wish to prescribe the representations and warranties of the Seller with respect to itself, the Mortgage Loans and the management, servicing and control of the Mortgage Loans by the Seller; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Seller agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.  Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with all applicable laws and with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides, including future updates.

Adjustable Rate Mortgage Loan:  A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

Adjustment Date:  With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Transfer:  The sale or transfer by the Purchaser of some or all of the Mortgage Loans to Fannie Mae or Freddie Mac.

Agreement:  This Seller’s Purchase, Warranties and Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Appraised Value:  With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae, Freddie Mac and the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Assignment and Conveyance:  As defined in Section 2.03.

Assignment of Mortgage:  With respect to each Mortgage Loan which is not a MOM Loan, an individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form and in blank, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give notice of the transfer of the Mortgage.

Balloon Mortgage Loan:  Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date and identified on the Mortgage Loan Schedule as a balloon mortgage loan.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the States of New York or North Carolina, or (iii) a day on which banks in the States of New York or North Carolina are authorized or obligated by law or executive order to be closed.

Buydown Account:  An account maintained by the Seller specifically to hold all Buydown Funds to be applied to individual Buydown Mortgage Loans.

Buydown Agreement:  An agreement between the Seller and a Mortgagor, or an agreement among the Seller, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds:   In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Seller or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan:  Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period:  The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Closing Date:  The date or dates set forth in the related Purchase Price and Terms Letter on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Code:  The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

Combined Loan-to-Value Ratio or CLTV:  As of any date and as to any Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the original principal balance of the Mortgage Loan and (ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

Commission:  The United States Securities and Exchange Commission.

Compensating Interest:  For any Remittance Date, the lesser of (i) the aggregate Servicing Fee payable to the Seller for such Remittance Date and (ii) the aggregate Prepayment Interest Shortfall for such Remittance Date.

Condemnation Proceeds:  All awards, compensation and  settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan purchased pursuant to this Agreement as to which the related Mortgage Note permits the Mortgagor to convert the Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Co-op Lease:  With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan:  A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Co-op Stock:  With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

Covered Loan:  A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit Score: The credit score for each Mortgage Loan shall be the minimum of two (2) credit bureau scores obtained at origination or such other time by the Seller.  If two (2) credit bureau scores are obtained, the Credit Score will be the lower score.  If three (3) credit bureau scores are obtained, the Credit Score will be the middle of the three.  When there is more than one (1) applicant, the lowest of the applicants’ Credit Scores will be used.  There is only one (1) score for any loan regardless of the number of borrowers and/or applicants.

Custodial Account:  Each separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled “Wachovia Mortgage Corporation, in trust for the Purchaser, owner of various whole loan series” and shall be established as an Eligible Account, in the name of the Person that is the “Purchaser” with respect to the related Mortgage Loans.

Cut-off Date: With respect to each Mortgage Loan Package, the first Business Day of the month of the related Closing Date, or as otherwise set forth in the related Purchase Price and Terms Letter.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Determination Date:  With respect to each Remittance Date, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month in which such Remittance Date occurs.

Due Date:  With respect to any Mortgage Loan, the day of the month on which the Monthly Payment is due on such Mortgage Loan (including the Balloon Payment with respect to a Balloon Mortgage Loan), exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on, and including the first day of the month of the Remittance Date.

Eligible Account: An account established and maintained: (a) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by the Seller so that all funds deposited therein are fully insured, (b) with a federal or state-chartered depository institution or trust company assigned a short-term debt rating of not less than “A-1” by Standard & Poor’s or “P-1” by Moody’s Investors Service, Inc. and, if ownership of the Mortgage Loans is evidenced by mortgaged backed securities, the equivalent ratings of the rating agencies, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Seller and of any creditors or depositors of the institution in which such account is maintained or (c) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity.  In the event that a Custodial Account is established pursuant to clause (b) or (c) of the preceding sentence, the Seller shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

Eligible Institution:  An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agency; or (ii) with respect to any Custodial Account, an unsecured long-term debt rating of at least the highest unsecured long-term debt ratings of the Rating Agencies.

Eligible Investments:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Seller or any of its Affiliates (provided; however, that in the event that any Rating Agency requires a different standard for Eligible Investments in a Securitization Transaction, the following shall be amended in the related Assignment, Assumption and Recognition Agreement to comply with such Rating Agency requirements):

(a)           direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(b)           (i) demand or time deposits in, certificates of deposits of, or bankers acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than thirty (30) days), federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (ii) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(c)           repurchase obligations with a term not to exceed thirty (30) days and with respect to (i) any security described in clause (a) above and entered into with a depository institution or trust company (acting as principal) described in clause (b)(ii) above;

(d)           securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(e)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than  one (1) year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency available at the time of such investment;

(f)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated in one of the two highest rating categories by each Rating Agency at the time of such investment; and

(g)           units of money market funds that have been rated “AAA” by S&P, “Aaa” by Moody’s and “AAA” by Fitch (if rated by Fitch).

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

Equity:  With respect to any Second Lien Loan, the Appraised Value, less the unpaid principal balance of the related First Lien Loan.

Equity Loan-to-Value:  With respect to any Second Lien Loan, the original principal balance of such Mortgage Loan, divided by the Equity.

Escrow Account:  Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled “Wachovia Mortgage Corporation, in trust for the Purchaser, as owner of various whole loan series and various Mortgagors” and shall be established as an Eligible Account, in the name of the Person that is the “Purchaser” with respect to the related Mortgage Loans.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, flood insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 8.01.

Fannie Mae:  The entity formerly known as the Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto, including, but not limited to, future updates thereof.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Seller pursuant to Section 4.12.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

First Lien Loan:  A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

First Remittance Date: The eighteenth (18th) day of the month following each respective Closing Date, or if such day is not a Business Day, the first Business Day immediately thereafter.

Fixed Rate Mortgage Loan:  A Mortgage Loan purchased pursuant to this Agreement which bears a fixed Mortgage Interest Rate during the life of the loan.

Flood Zone Service Contract:  A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.

Freddie Mac:  The entity formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Guides:  The Freddie Mac Sellers’ Guide and the Freddie Mac Servicers’ Guide and all amendments or additions thereto, including, but not limited to, any future updates thereof.

GAAP:  Generally accepted accounting principles, consistently applied.

Gross Margin:  With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan:  A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “covered,” “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.  For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan:  A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD:  The United States Department of Housing and Urban Development or any successor thereto.

Index:  With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Initial Closing Date:  The Closing Date on which the Initial Purchaser purchases and the Seller sells the first Mortgage Loan Package hereunder.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Only Mortgage Loan:  A Mortgage Loan that only requires payments of interest for a period of time specified in the related Mortgage Note.

Interest Rate Adjustment Date:  With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Lender Paid Mortgage Insurance Policy or LPMI Policy: A policy of mortgage guaranty insurance issued by a Qualified Insurer in which the owner or servicer of the Mortgage Loan is responsible for the premiums associated with such mortgage insurance policy.

Liquidation Proceeds:  Amounts received in connection with the partial or complete liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or in connection with the sale of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the Mortgage Loan and, with respect to any Second Lien Loan, the outstanding principal amount of any related First Lien Loan as of the date of origination of such mortgage loan, to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

Master Servicer:  With respect to any Securitization Transaction, the “master servicer,: if any, identified in the related transaction documents.

Maximum Mortgage Interest Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Interest Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Advance:  The payment required to be made by the Seller with respect to any Remittance Date pursuant to Section 5.03.

Monthly Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan payable by a Mortgagor pursuant to the terms of the related Mortgage Note.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

Mortgage File:  With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit A-1 and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate:  As to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the provisions of the related Mortgage Note.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Prepayment Penalties Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, any escrow accounts related to the Mortgage Loan, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents:  The documents contained in a Mortgage File.

Mortgage Loan Package: As defined in the Recitals to this Agreement.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the Mortgage Interest Rate less the related Servicing Fee Rate.

Mortgage Loan Schedule:  The schedule of Mortgage Loans annexed to the related Assignment and Conveyance, each such schedule setting forth the information set forth on Schedule A with respect to each Mortgage Loan in the related Mortgage Loan Package.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  With respect to any Mortgage Loan, the underlying real property securing repayment of the related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

Mortgagor:  The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

Mortgagor Personal Information:  Any information, including, but not limited to, all personal information about a Mortgagor that is disclosed to the Seller or the Purchaser by or on behalf of the Mortgagor.

Net Mortgage Rate:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Mortgage Loan minus the Servicing Fee Rate.

Nonrecoverable Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Seller, will not be ultimately recoverable from late collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

OCC:  Office of the Comptroller of the Currency, its successors and assigns.

Officers’ Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an eligible account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any servicer or in an Affiliate of either and (iii) is not connected with the Seller or any servicer as an officer, employee, director or person performing similar functions.

OTS:  Office of Thrift Supervision or any successor thereto.

Periodic Rate Cap:  With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date, which may be a different amount with respect to the first Adjustment Date.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pledge Agreement:  The specific agreement creating a first or second lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

Premium Percentage:  With respect to any Mortgage Loan, a percentage equal to the excess of the Purchase Price Percentage over 100%.

Prepayment Interest Shortfall:  As to any Remittance Date and Principal Prepayment in full, the difference between (i) one (1) full month’s interest at the applicable Mortgage Interest Rate (after giving effect to any applicable relief act reduction, debt service reduction and deficient valuation), as reduced by the Servicing Fee Rate, on the outstanding principal balance of the related Mortgage Loan immediately prior to such Principal Prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Penalty:  With respect to each Mortgage Loan, the amount of any premium or penalty required to be paid by the Mortgagor if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Primary Mortgage Insurance Policy:  Each policy of primary mortgage insurance issued by a Qualified Insurer and represented to be in effect pursuant to Section 3.02(bb), or any replacement policy therefor obtained by the Seller pursuant to Section 4.08.

Prime Rate:  The prime rate announced to be in effect from time to time as published as the average rate in The Wall Street Journal (Northeast Edition).

Principal Prepayment:  Any full or partial payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price:  As defined in Section 2.02.

Purchase Price and Terms Letter:  As defined in the Recitals to this Agreement, a form of which is attached as Exhibit I hereto.

Purchase Price Percentage:  The purchase price percentage used in calculating the Purchase Price, as set forth in the related Purchase Price and Terms Letter.

Purchaser:  Citigroup Global Markets Realty Corp., its successors in interest and assigns.

Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae, Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan:  A Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, which Mortgage Loan must be approved by the Purchaser in its sole discretion.

Rating Agencies:  Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., Moody’s Investors Service, Inc. or, in the event that some or all ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Recognition Agreement:  An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction as provided in Section 12.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Article X hereof.

Record Date:  With respect to each Remittance Date, the last Business Day of the month immediately preceding the month in which such Remittance Date occurs.

Refinanced Mortgage Loan:  A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R.  §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day of each month, beginning with the First Remittance Date, or if such day is not a Business Day, the first Business Day thereafter.

REO Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “Wachovia Mortgage Corporation in trust for the Purchaser, as of [date of acquisition of title], Fixed and Adjustable Rate Mortgage Loans”.

REO Disposition:  The final sale by the Seller of any REO Property.

REO Disposition Proceeds:  Amounts received by the Seller in connection with an REO Disposition.

REO Property:  A Mortgaged Property acquired by or on behalf of the Purchaser in full or partial satisfaction of the related Mortgage as described in Section 4.13.

Repurchase Price:  With respect to any Mortgage Loan for which a breach of a representation or warranty from the Agreement is found, a price equal to the then outstanding principal balance of the Mortgage Loan to be repurchased, plus accrued interest thereon at the Mortgage Interest Rate from the date to which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, and plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder, and plus, in the event a Mortgage Loan is repurchased during the first twelve (12) months following the related Closing Date, an amount equal to the Premium Percentage multiplied by the outstanding principal balance of such Mortgage Loan as of the date of such repurchase.

Residential Dwelling:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is manufactured housing, a commercial property, an agricultural property, a mixed use property (other than “condotels” as indicated on the related bid tape and the related Mortgage Loan Schedule) or a mobile home.

RESPA:  Real Estate Settlement Procedures Act, as amended from time to time.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Scheduled Principal Balance:  As to each Mortgage Loan and any date of determination, (i) the principal balance of such Mortgage Loan as of the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal (or advances in lieu thereof).

Second Lien Loan:  A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securitization Transaction: As defined in Section 10.01(a)(iii)

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of a Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Seller specifies the Mortgage Loan(s) to which such expenses relate, and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Seller hereunder), (c) the management and liquidation of any REO Property, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy or LPMI Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Seller with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Seller for servicing the Mortgage Loans in accordance with the terms of this Agreement, which shall, for each month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Scheduled Principal Balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and shall be pro rated (based upon the number of days of the related month the Seller so acted as servicer relative to the number of days in that month) for each part thereof.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 4.05) of related Monthly Payments collected by the Seller, or as otherwise provided under Section 4.05.

Servicing Fee Rate:  The per annum rate at which the Servicing Fee accrues, which rate with respect to each Mortgage Loan shall be as set forth in the related Purchase Price and Terms Letter.

Servicing File:  With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit A-2 and copies of all documents for such Mortgage Loan specified in Exhibit A-1.

Servicing Transfer Costs:  All reasonable costs and expenses incurred by the Purchaser in connection with the transfer of servicing from Seller, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Purchaser (or any successor to Seller appointed pursuant to Section 11.01) to correct any errors or insufficiencies in the servicing data or otherwise to enable the Purchaser (or any successor to Seller appointed pursuant to Section 11.01) to service the Mortgage Loans properly and effectively.

Servicing Officer:  Any officer of the Seller involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

Standard & Poor’s:  Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

Standard & Poor’s Glossary:  The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Tax Service Contract:  A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Underwriting Standards:  As to each Mortgage Loan, the Seller’s underwriting guidelines in effect as of the date of origination of such Mortgage Loan a copy, a copy of which has been provided to the Purchaser at the time of execution of each Purchase Price and Terms Letter.

Whole Loan Transfer:  As defined in Section 10.01(a)(i).

ARTICLE II
SERVICING OF MORTGAGE LOANS; RECORD TITLE AND POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01.  Agreement to Purchase.

The Seller agrees to sell and the Purchaser agrees to purchase on each Closing Date, pursuant to this Agreement and the related Purchase Price and Terms Letter, the Mortgage Loans being sold by the Seller and listed on the related Mortgage Loan Schedule, servicing rights retained, having an aggregate Scheduled Principal Balance in an amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on such Closing Date.  The Seller shall deliver in an electronic format the Mortgage Loan Schedule for the Mortgage Loans to be purchased on such Closing Date to the Purchaser at least five (5) Business Days prior to such Closing Date or as otherwise set forth in the related Purchase Price and Terms Letter.

Section 2.02.  Purchase Price.

The Purchase Price for the Mortgage Loans in a Mortgage Loan Package shall be equal to the sum of (a) the percentage of par as stated in the related Purchase Price and Terms Letter (subject to adjustment as provided therein), multiplied by the aggregate Scheduled Principal Balance of Mortgage Loans as of the related Cut-off Date listed on the related Mortgage Loan Schedule plus (b) accrued interest on the aggregate Scheduled Principal Balance as of the related Cut-off Date of the related Mortgage Loans at the weighted average Mortgage Loan Remittance Rate of such Mortgage Loans from the related Cut-off Date to but not including such Closing Date (the “Purchase Price”). If so provided in the related Purchase Price and Terms Letter, portions of each Mortgage Loan Package shall be priced separately.

The Purchase Price as set forth in the preceding paragraph for the Mortgage Loans in a Mortgage Loan Package shall be paid on the related Closing Date by wire transfer of immediately available funds.

With respect to each Mortgage Loan, the Purchaser shall own and be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled principal due on or before the related Cut-off Date and collected by the Seller or any successor servicer after the related Cut-off Date shall belong to the Seller), (3) all payments of interest on the Mortgage Loans at the related Mortgage Loan Remittance Rate (minus that portion of any such interest payment which is allocable to the period prior to the related Cut-off Date) and (4) all Prepayment Penalties on the Mortgage Loans collected after the Cut-off Date.  The Scheduled Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date.  Such prepaid amounts shall be the property of the Purchaser.  The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Seller to the Purchaser on the first related Remittance Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

Section 2.03.  Servicing of Mortgage Loans.

On each Closing Date, the Mortgage Loans in the related Mortgage Loan Package will be sold by the Seller to the Purchaser on a servicing retained basis upon the execution and delivery of an Assignment and Conveyance in the form attached hereto as Exhibit E (the “Assignment and Conveyance”).

Simultaneously with the execution and delivery of the related Assignment and Conveyance, for each Mortgage Loan Package, the Seller hereby agrees to service the Mortgage Loans listed on the Mortgage Loan Schedule in accordance with Accepted Servicing Practices and this Agreement. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

Section 2.04.  Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

As of each Closing Date, the Seller will have sold, transferred, assigned, set over and conveyed to the Purchaser, without recourse (except as otherwise set forth in this Agreement and the related Purchase Price and Terms Letter), and the Seller hereby acknowledges that the Purchaser will have, all the right, title and interest of the Seller in and to the Mortgage Loans.  In accordance with Section 2.07, the Seller shall deliver at its own expense, the Mortgage Files for the related Mortgage Loans to Purchaser or its designee.  The possession of each Servicing File by the Seller is for the sole purpose of servicing the related Mortgage Loan.  From each Closing Date, the ownership of each related Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser.  All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Seller shall be received and held by the Seller in trust for the benefit of the Purchaser as the owner of the Mortgage Loans.  Any portion of the Mortgage Files retained by the Seller shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.

Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate. Record title to each Mortgage and the related Mortgage Note shall be transferred by Seller to Purchaser. Seller shall, with respect to any Mortgage Loan not registered with the MERS System, at the option of Purchaser, either (i) prepare and cause to be recorded the Assignment of Mortgage for each Mortgage Loan and shall, promptly upon its receipt of each original recorded Assignment of Mortgage from the applicable recording office, deliver the same to Purchaser, or (ii) prepare and deliver to Purchaser an original Assignment of Mortgage from Seller to Purchaser or in blank. Seller shall bear the cost and expense related to (i) providing all Assignments of Mortgages and endorsements of Mortgage Notes for any transfer of record title required hereunder with respect to the obligations of the Mortgage Notes and the underlying security interest related to each Mortgage Loan and (ii) recording fees and fees for title policy endorsements.

Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 2.02 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 2.02 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at its own expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the Purchaser of such Mortgage Loans.  The Seller further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Section 2.05.  Books and Records.

The sale of each Mortgage Loan will be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller and will be reflected on the Purchaser’s balance sheet and other financial statements as a purchase by the Purchaser.  The Seller shall maintain, a complete set of books and records for the Mortgage Loans sold by it which shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.  In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Seller and periodic inspection reports as required by Section 4.13.  To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Seller complies with the requirements of the Fannie Mae Guides.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.  In the event, for any reason, any transaction contemplated herein is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and the Purchaser intend that the Purchaser or its assignee, as the case may be, shall have a perfected first priority security interest in the Mortgage Loans, the Custodial Account and the proceeds of any and all of the foregoing (collectively, the “Collateral”), free and clear of adverse claims. In such case, the Seller shall be deemed to have hereby granted to the Purchaser or its assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, the related Purchase Price and Terms Letter and this Agreement shall constitute a security agreement, the Purchaser’s custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Purchaser or its assignee, as the case may be, and the Purchaser or its assignee, as the case may be, shall have all of the rights of a secured party under applicable law.

Section 2.06.  Transfer of Mortgage Loans.

The Seller shall keep at its office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms of Section 11.12.  For the purposes of this Agreement, the Seller shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a properly executed Assignment, Assumption and Recognition Agreement in the form of Exhibit D with respect to such Mortgage Loan has been delivered to the Seller; provided, that, unless otherwise provided in the related Purchase Price and Terms Letter, in no event shall there be more than three (3) “Purchasers” with respect to any Mortgage Loan Package.  Upon receipt of notice of the transfer, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and, except as otherwise provided herein, the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.  Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans.  In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Seller pursuant to Section 3.03, 3.04 or 3.05 shall be retained solely by the Purchaser.  This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

Section 2.07.  Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Purchaser or its designee the Mortgage Loan Package and the related Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on such Closing Date and set forth on the related Mortgage Loan Schedule delivered with such Mortgage Loan Documents no later than five (5) Business Days prior to the related Closing Date pursuant to a bailee letter agreement.  If the Seller cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than 270 days from the related Closing Date, deliver such original recorded documents to the Purchaser or its designee (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office).  If delivery is not completed within 270 days of the related Closing Date solely because such documents shall not have been returned by the appropriate recording office, the Seller shall deliver a recording receipt of such recording office, or, if such recording receipt is not available, an officer’s certificate of a servicing officer of the Seller, confirming that such document has been accepted for recording and shall in any event deliver such document within twelve (12) months of the related Closing Date.

No later than three (3) days prior to the related Closing Date, the Seller shall provide a copy of the commitment for title insurance to the Purchaser or its designee.

Any review by the Purchaser or its designee of the Mortgage Files shall in no way alter or reduce the Seller’s obligations hereunder.

To the extent received by it, the Seller shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks after their execution; provided, however, that the Seller shall provide the Purchaser, or its designee, with a copy, certified by the Seller as a true copy, of any such document submitted for recordation within two (2) weeks after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly upon receipt thereof and in any case not later than 270 days from the related Closing Date, (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office).  If delivery is not completed within 270 days of the related Closing Date solely because such documents shall not have been returned by the appropriate recording office, the Seller shall deliver a recording receipt of such recording office, or, if such recording receipt is not available, an officer’s certificate of a servicing officer of the Seller, confirming that such document has been accepted for recording and shall in any event deliver such document within twelve (12) months of the related Closing Date.  The Seller hereby covenants and agrees that if any such document is not delivered within twelve (12) months of the related Closing Date, the Seller shall at the Purchaser’s option, repurchase the related Mortgage Loan at the Repurchase Price within thirty (30) days following receipt of notice from the Purchaser.

Section 2.08.  Quality Control Procedures.

The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions.  The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities.  The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

Section 2.09.  Closing.

The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date.  The closing shall be either:  by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on the related Closing Date shall be subject to each of the following conditions:

(a)  at least three (3) Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem or e-mail, a listing on a loan-level basis of the information contained in the Mortgage Loan Schedule;

(b)  all of the representations and warranties of the Seller under this Agreement shall be materially true and correct as of the related Closing Date or, with respect to representations and warranties made as of a date other than the related Closing Date, as of such date, and no event shall have occurred which, with notice or the passage of time, would constitute a material default under this Agreement;

(c)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all closing documents, as set forth in Section 2.10, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(d)  the Seller shall have received, or the Seller’s attorneys shall have received in escrow, all closing documents, in such forms as are agreed upon and acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the terms hereof;

(e)  the Seller shall have delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents required to be delivered and released pursuant to the terms of this Agreement; and

(f)  all other terms and conditions of this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance shall have been materially complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

Section 2.10.  Closing Documents.

(a)  On or before the Initial Closing Date, the Seller shall submit to the Purchaser fully executed originals of the following documents:

(i)  this Agreement, in four counterparts;

(ii)  a Custodial Account Letter Agreement in the form attached as Exhibit B hereto;

(iii)  as Escrow Account Letter Agreement in the form attached as Exhibit D hereto;

(iv)  an Officer’s Certificate, in the form of Exhibit G hereto, including all attachments thereto;

(v)  an Opinion of Counsel to the Seller, in form and substance satisfactory to the Purchaser; and

(vi)  the Seller’s Underwriting Guidelines.

(b)  The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

(i)  the related Purchase Price and Terms Letter;

(ii)  the related Mortgage Loan Schedule;

(iii)  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

(iv)  an Assignment and Conveyance in the form of Exhibit E hereto; and

(v)  a Security Release Certification, in the form of Exhibit H hereto, executed by any Person, as requested by the Purchaser, if any of the Mortgage Loans has at any time been subject to a security interest, pledge or hypothecation for the benefit of such Person.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01.  Representations and Warranties of the Seller.

The Seller represents, warrants and covenants to the Purchaser that as of each Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

(a)  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Seller by any such state, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement.  No licenses or approvals obtained by Seller are currently suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(b)  The Seller has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance and to conduct its business as presently conducted; the Seller has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance, and any agreements contemplated hereby, and this Agreement, the related Purchase Price and Terms Letter, the related Assignment and Conveyance and each Assignment of Mortgage to the Purchaser and any agreements contemplated hereby, constitute the legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite corporate action has been taken by the Seller to make this Agreement, the related Purchase Price and Terms Letter, the related Assignment and Conveyance and all agreements contemplated hereby valid and binding upon the Seller in accordance with their respective terms;

(c)  None of the execution and delivery of this Agreement, the related Purchase Price and Terms Letter, the related Assignment and Conveyance, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, the related Purchase Price and Terms Letter or the related Assignment and Conveyance will conflict with any of the terms, conditions or provisions of the Seller’s charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any material agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject.  The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(d)  There is no litigation, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened, or any order or decree outstanding, which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement, the related Purchase Price and Terms Letter or the related Assignment and Conveyance, or which is reasonably likely to have a material adverse effect on the financial condition of the Seller;

(e)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance, except for consents, approvals, authorizations and orders which have been obtained prior to the related Closing Date;

(f)  The consummation of the transactions contemplated by this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement, the related Purchase Price and Terms Letter and the related Assignment and Conveyance are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(g)  The Seller has not used selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio at the Cut-off Date;

(h)  The Seller will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

(i)  The Seller is an approved seller/servicer of residential mortgage loans for Fannie Mae, Freddie Mac and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans.  The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws and regulations, meets the minimum capital requirements, if applicable, set forth by the OCC, and is in good standing to sell mortgage loans to and service mortgage loans for either Fannie Mae or Freddie Mac and no event has occurred which would make the Seller unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(j)  The Seller does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement and the related Purchase Price and Terms Letter. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent.  The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors;

(k)  Neither this Agreement nor any information, statement, tape, diskette, form, report, or other document furnished or to be furnished by or on behalf of the Seller pursuant to this Agreement or any Reconstitution agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction or Whole Loan Transfer) contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

(l)  The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(m)  The Seller has delivered to the Purchaser financial statements as to its last two (2) complete fiscal years for which financial statements are available.  All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto.  There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement, the related Purchase Price and Terms Letter or the related Assignment and Conveyance;

(n)  The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(o)  The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

(p)  Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(q)  The consideration received by the Seller upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans; and

(r)  The information delivered by the Seller to the Purchaser with respect to the Seller’s loan loss, foreclosure and delinquency experience for the twelve (12) months immediately preceding the Initial Closing Date on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects;

Section 3.02.  Representations and Warranties as to Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

(a)  The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes and the Mortgage Loan data delivered to the Purchaser, is complete, true and correct with respect to the related Cut-off Date.  The Mortgage Loan is in compliance with all requirements set forth in the related Purchase Price and Terms Letter, and the characteristics of the related Mortgage Loan Package as set forth in the related Purchase Price and Terms Letter are true and correct;

(b)  With respect to a First Lien Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note;

(c)  With respect to a Second Lien Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note;

(d)  All payments due on or prior to the related Closing Date for such Mortgage Loan have been made as of the related Closing Date, the Mortgage Loan is not delinquent thirty (30) days or more in payment and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; as to each Mortgage Loan, there has been no thirty (30) day delinquency during the immediately preceding twelve-month period;

(e)  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, assessments, leasehold payments or ground rents which previously became due and owing have been paid (including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property) or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(f)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded in the applicable recording office or registered with the MERS System if necessary to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser, and which have been delivered to the Purchaser or its designee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule.  No instrument of waiver, alteration or modification has been executed in connection with such Mortgage Loan, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and has been delivered to the Purchaser or its designee and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy, LPMI Policy and title insurance policy, to the extent required by the related policies;

(g)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(h)  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer acceptable under the Fannie Mae Guide and Freddie Mac Guide, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac and as are customary where the Mortgaged Property is located, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement.  Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(i)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws and all predatory, abusive and fair lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loan, have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws,  and the Seller maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser, upon request, evidence of compliance with all such requirements;

(j)  The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination, release or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(k)  With respect to any First Lien Loan (as reflected on the Mortgage Loan Schedule), the related Mortgage is properly recorded and is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any Second Lien Loan (as reflected on the Mortgage Loan Schedule), the related Mortgage is properly recorded and is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance.  The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto.  Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any Second Lien Loan (as reflected on the Mortgage Loan Schedule), the related First Lien Loan, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, and (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any First Lien Loan (as reflected on the Mortgage Loan Schedule), a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any Second Lien Loan (as reflected on the Mortgage Loan Schedule), a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;

(l)  The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors generally and the equitable remedy of specific performance and by general equitable principles.  All parties to the Mortgage Note and the related Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the related Mortgage.  The Mortgage Note and the related Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation, the Seller, the Mortgagor, any appraiser or to Seller’s knowledge, any builder or developer or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.  The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or related Mortgage;

(m)  The Seller or its Affiliate is the sole owner of record (except with respect to MERS Mortgage Loans) and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Seller will retain the Servicing File in trust for the Purchaser only for the purpose of servicing and supervising the servicing of the Mortgage Loan.  Immediately prior to the transfer and assignment to the Purchaser on the related Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole legal, beneficial and equitable owner thereof and had full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement.  After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement or the Purchase Price and Terms Letter;

(n)  Each Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac (which, in the case of Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (k)(2) and (3) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (1)) the Seller, its successors and assigns, as to the first or second priority lien, as applicable, of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller’s interest therein does not require the consent of or notification to the insurer and affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(o)  There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor, to the Seller’s knowledge, any prior mortgagee has waived any default, breach, violation or event permitting acceleration.  With respect to each Second Lien Loan (as reflected on the Mortgage Loan Schedule), (i) the First Lien Loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien Loan or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien Loan contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien Loan;

(p)  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(q)  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (n) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(r)  The Mortgage Loan was originated by or for the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD.  The Mortgage Loan complies with the terms, conditions and requirements of the Underwriting Standards in all material respects.  The Mortgage Notes and Mortgages  are on forms generally acceptable to Fannie Mae or Freddie Mac.  The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month, which, (A) in the case of a Fixed Rate Mortgage Loans, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan as of the Due Date of such Monthly Payment. The Mortgage contains the usual and enforceable provisions for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(s)  The Mortgaged Property is free of damage and waste.  The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.  At origination of the Mortgage Loan there was, and to the Seller’s knowledge, there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(t)  The related Mortgage and the related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(u)  If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale or attempted sale after default by the Mortgagor;

(v)  Unless otherwise set forth on the Mortgage Loan Schedule, the Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac, and such appraisal was signed prior to the final approval of the mortgage loan application by a Qualified Appraiser;

(w)  All parties which have had any interest in the Mortgage, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or savings bank having principal offices in such state, or (4) not doing business in such state; or (5) not otherwise required to be licensed in such state.  All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(x)  The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (k) above and such collateral does not serve as security for any other obligation;

(y)  The Mortgage Loan does not contain “graduated payment” features and the Mortgage Loan does not have a shared appreciation or other contingent interest feature; to the extent any Mortgage Loan is a Buydown Mortgage Loan:

(i)  On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  All Buydown Funds required to make the full payment of principal and interest under each Buydown Loan are in the Buydown Account held by the Seller in its capacity as servicer.  The Buydown Mortgage Loan satisfies the requirements of the Fannie Mae or Freddie Mac guidelines;

(ii)  The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Seller an if required under the Fannie Mae or Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(iii)  The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

(iv)  As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the Fannie Mae or Freddie Mac guidelines; and

(v)  As of the Cut-off Date, the Buydown Funds are 5% or less of the aggregate Stated Principal Balance of the Mortgage Loans.

(z)  The Mortgagor was not in bankruptcy or insolvent as of the date of origination of the Mortgage Loan and, to the Seller’s knowledge, is not in bankruptcy or insolvent as of the related Closing Date;

(aa)  Each Fixed Rate Mortgage Loan has an original term to maturity of not more than forty (30) years, with interest calculated and payable in arrears on the first day of each month in equal monthly installments of principal and interest.  Except with respect to Interest Only Mortgage Loans, each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance of the Mortgage Loan fully by the stated maturity date, over an original term of not more than forty (30) years and to pay interest at the related Mortgage Interest Rate; provided, however, in the case of a balloon Mortgage Loan, the Mortgage Loan matures at least seven (7) years after the first payment date thereby requiring a final payment of the outstanding principal balance prior to the full amortization of the Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization;

(bb)  If a Mortgage Loan has an LTV greater than 80%, the portion of the principal balance of such Mortgage Loan in excess of the portion of the Appraisal Value of the Mortgaged Property required by Fannie Mae, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer.  All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium. If a Mortgage Loan is identified on the Mortgage Loan Schedule as subject to a Lender Paid Mortgage Insurance Policy, such policy insures that portion of the Mortgage Loan set forth in the LPMI Policy.  All provisions of any such LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Mortgage Interest Rate for the Mortgage Loan does not include the insurance premium for any LPMI Policy;

(cc)  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(dd)  As to Mortgage Loans that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling.  As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and, since the date of origination no portion of the Mortgaged Property has been used for commercial purposes, except as permitted under the Underwriting Standards;

(ee)  Payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with such Mortgage Loan;

(ff)  Each Mortgage Loan that is subject to a Prepayment Penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule.  With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination;

(gg)  As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and to the Seller’s knowledge, as of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(hh)  Except as set forth in the Mortgage Loan Schedule, if the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the Seller’s eligibility requirements as set forth in Underwriting Standards;

(ii)  There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor has received notice of any violation or potential violation of any environmental law, rule or regulation with respect to the Mortgaged Property.  The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(jj)  The related Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(kk)  No action has been taken or failed to be taken by the Seller on or prior to the related Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;

(ll)  Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;

(mm)  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller’s security interest in such cooperative shares;

(nn)  With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

(oo)  With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

(pp)  With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

(qq)  With respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of the Proprietary Lease and such documents have been duly and properly executed by such parties.  Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

(rr)  With respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid.  The Seller has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(ss)  With respect to each Cooperative Loan, each Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby.  The Pledge Agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Apartment is transferred or sold without the consent of the holder thereof;

(tt)  In the case of a Cooperative Loan, the related Cooperative Apartment, is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Cooperative Apartment and the related Project and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(uu)  With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan and (ii) there is no provision in any Proprietary Lease which requires the Borrower to offer for sale the Cooperative Shares owned by such Borrower first to the Cooperative;

(vv)  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(ww)  No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(xx)  With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;

(yy)  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(zz)  Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;

(aaa)  To the Seller’s knowledge, all information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;

(bbb)  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans.  The Seller shall maintain such statement in the Servicing File;

(ccc)  No Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 100%.  No Second Lien Loan has an Equity LTV or CLTV in excess of 100%;

(ddd)  Either (a) no consent for the Second Lien Loan is required by the holder of the related First Lien Loan or (b) such consent has been obtained and is contained in the Mortgage File;

(eee)  With respect to any Second Lien Loan, the Seller has not received notice of:  (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) any default under any mortgage, lien or other encumbrance senior to each Mortgage.  Such Second Lien Loan is on a Residential Dwelling that is (or will be) the principal residence of the Mortgagor upon origination of the Second Lien;

(fff)  No Mortgage Loan is a “home equity line of credit”;

(ggg)  As of the Closing Date, the Seller has not received a notice of default which has not been cured;

(hhh)  No Mortgage Loan provides for negative amortization;

(iii)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).  No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 as amended (“HOEPA”), or has an “annual percentage rate” or “ total points and fees” payable by the borrower (as each term is defined under HOEPA) that equals or exceeds the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, provided that this determination shall be made with respect to the relevant state or local law, regardless of the effect of any available federal preemption, other than exemptions specifically provided for in the relevant state or local law or (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny,  assignee liability to holders of such mortgage loans or additional legal liability for mortgage loans having high interest rates, points and/or fees.  No predatory, abusive or deceptive lending practices, including, but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

(jjj)  With respect to any Mortgage Loan which is originated in the state of Texas pursuant to Section 50(a)(6), Article XVI of the Texas Constitution  (“Texas Home Equity Loan”), any and all requirements of Section 50(a)(6), Article XVI of the Texas Constitution. Texas Civil Statutes and Texas Finance Code applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Penalty.  The Seller does not collect any such Prepayment Penalties in connection with any such Texas Refinance Loan;

(kkk)  The origination and servicing practices with respect to each Mortgage Note and Mortgage have been legal, customary and in accordance with applicable laws and regulations, and in proper and prudent in the mortgage origination and servicing business.  The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the Fannie Mae and Freddie Mac servicing guides. With respect to escrow deposits and payments that the Seller is entitled to collect, all such payments are in the possession of, or under the control of, the Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected and are being maintained in full compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(lll)  No Mortgage Loan is a Convertible Mortgage Loan;

(mmm)  With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

(nnn)  Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule, or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the Mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(ooo)  No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property which has not converted to a closed-end, fully amortizing Mortgage Loan for which a certificate of occupancy has been issued;

(ppp)  If applicable, with respect to each Mortgage, the Seller has within the last twelve (12) months (unless such Mortgage was originated within such twelve (12) month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(qqq)  As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage;

(rrr)  At the Seller’s expense, each Mortgage Loan is covered by a paid in full, life of loan, Tax Service Contract issued by First American Real Estate Tax Service, and such contract is transferable to the Purchaser or its designee at not cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(sss)  Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form (except for the name of the assignee which is blank) and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(ttt)  No Mortgagor with respect to any Mortgage Loan originated on or after August 1, 2004 agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

(uuu)  The Seller’s parent has adopted an Anti-Money Laundering and Terrorist-Finance Policy (the “Policy”) that requires the Seller to comply with applicable anti-money laundering law and regulations, including without limitation on the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”) and based upon the succeeding information the Seller is in material compliance with that Policy; the Seller has established an anti-money laundering compliance program as required by Policy, has procedure in place to conduct due diligence, based upon the Seller’s risk assessment of the applicable Mortgagor, in connection with the origination of each Mortgage Loan for purposes of the Policy, including the verification of the identity of the applicable Mortgagor and, where required, the origin of the assets used by the said Mortgagor to purchase the property in question and has procedures, including record keeping procedures, in place to comply with Section 326 of the USA Patriot Act of 2001 and its implementing regulation 31 CFR 103.121 regarding the identity of the applicable Mortgagor.  No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(vvv)  The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(www)  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xxx)  No Mortgage Loan provides for interest payable on a simple interest basis;

(yyy)  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory, abusive and fair lending laws;

(zzz)  There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by a Mortgaged Property located in the State of Georgia.  There is no Mortgage Loan that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(aaaa)  No Mortgage Loan is a “high cost home,” “covered,” “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(bbbb)  No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan and no Mortgagor obtained a single premium credit insurance policy (e.g., life, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan;

(cccc)  With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Penalty: (i) the Mortgage Loan provides some benefit to the Mortgagor  (e.g., such as rate or fee reduction) in exchange for accepting such Prepayment Penalty; (ii) prior to the Mortgage Loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium and the originator of  the Mortgage Loan had a written policy offering borrowers, or requiring third-party brokers to offer borrowers, the option of obtaining a mortgage loan that did not require the payment of a premium; (iii) the Prepayment Penalty was disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law; (iv) no Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three (3) years and any Mortgage Loans originated prior to such date will not impose prepayment penalties in excess of five (5) years; in each case unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of the note and the borrower was notified in writing of such reduction in prepayment period; and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower’s default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the Servicer to impose such premium.  Each Prepayment Penalty is permissible, collectable and enforceable;

(dddd)  The Seller and any predecessor servicer has and the Seller shall in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three (3) of the credit repositories), on a monthly basis unless such reporting is suspended due to the Servicemembers Civil Relief Act or an eligible disaster declaration;

(eeee)  With respect to the Mortgage Loans, no Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(ffff)  The methodology used in underwriting the extension of credit for each Mortgage Loan employed objective mathematical principles which relate the borrower’s income, assets and liabilities  to the proposed payment and such underwriting methodology does not rely solely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology determined that at the time of origination (application/approval) the borrower had the reasonable ability to make timely payments on the Mortgage Loan;

(gggg)  No Mortgagor was charged “points and fees” (whether or not financed) in an amount that exceeds the greater of (1) 5% of the principal amount of such Mortgage Loan or (2) $1,000.  For purposes of this representation “points and fees” (i) include origination, underwriting, broker and finder fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party, and (ii) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges which miscellaneous fees and charges in total, do not exceed 0.25% of the amount of such Mortgage Loan.  All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

(hhhh)  With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(iiii)  Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(jjjj)  Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Securitization Transaction without unreasonable credit enhancement;

(kkkk)  No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

(llll)  No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(mmmm)  The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(nnnn)  The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(oooo)  With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded or has been delivered for recording to the applicable recording office. With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(pppp)  The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

(qqqq)  The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Penalties specifically authorizes such Prepayment Penalties to be collected, such Prepayment Penalties are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Penalty was originated in compliance with all applicable federal, state and local laws;

(rrrr)  Unless otherwise set forth on the Mortgage Loan Schedule, the source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller pursuant to the Underwriting Standards.

Section 3.03.  Repurchase; Substitution.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage File to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination, or lack of examination, of any Mortgage Loan Document.  Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the others.  The Seller shall have a period of sixty (60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach.  Notwithstanding the above sentences, the representations or warranties set forth in clause (ttt) through (hhhh) of Section 3.02, any breach of which shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein, the Seller shall repurchase such Mortgage Loan at the Repurchase Price.  The Seller hereby covenants and agrees that (except as provided in the previous sentence with respect to certain breaches for which no substitution is permitted) if any such breach is not corrected or cured within such sixty (60) day period, the Seller shall, at the Purchaser’s option, either repurchase such Mortgage Loan at the Repurchase Price within thirty (30) days following the expiration of the related cure period or substitute a mortgage loan for the Deleted Mortgage Loan as provided below.  In the event that any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach is not cured within sixty (60) days of the earlier of either discovery by or notice to the Seller of such breach, all Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Seller at the Repurchase Price within thirty (30) days following the expiration of the related cure period.  Any such repurchase shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price.  With respect to any representations and warranties made by the Seller, in the event that it is discovered that the circumstances with respect to the Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the actual knowledge or lack of knowledge of Seller, then, notwithstanding that such representation and warranty is made “to the best of the Seller’s knowledge,” or in reliance on or based on other information, there shall be a breach of such representation and Seller shall cure such breach or repurchase the affected Mortgage Loan as provided in this Section 3.03.

If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

If the Seller is required to repurchase any Mortgage Loan pursuant to this Section 3.03 as a result of a breach of any of the representations and warranties set forth in Section 3.02, the Seller may, with the Purchaser’s prior consent, within two (2) years from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute a Qualified Substitute Mortgage Loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by this Agreement, with the Mortgage Note endorsed as required therein.  The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  The Seller shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor.  Upon such amendment, the Purchaser shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan.  The Monthly Payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Monthly Payment on the Defective Mortgage Loan for which the substitution is made due on the such date shall be the property of the Purchaser and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.  The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  An amount equal to the product of the amount of such shortfall multiplied by the greater of 100% or the Purchase Price percentage specified in the related Purchase Price and Terms Letter  shall be distributed by the Seller in the month of substitution pursuant to the Servicing Addendum.  Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to such amount..

It is understood and agreed that the obligation of the Seller set forth in this Section 3.03 to cure, repurchase or substitute for a defective Mortgage Loan, and to indemnify Purchaser pursuant to Section 7.01, constitutes the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.  If the Seller fails to repurchase or substitute for a defective Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective Mortgage Loan to Purchaser’s reasonable satisfaction in accordance with this Section 3.03, or to indemnify Purchaser pursuant to Section 7.01, that failure shall, upon compliance by the Purchaser with the next to the last paragraph of this Section 3.03, be an Event of Default and the Purchaser shall be entitled to pursue all available remedies.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 8.01 and 9.01.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) the earlier of discovery of such breach by the Seller or notice thereof by the Purchaser to the Seller, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, Purchaser may, in connection with any repurchase or substitution of a Defective Mortgage Loan pursuant to this Section 3.03, require that the Seller deliver, at the Seller’s expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 3.04.  Purchase Price Protection.

Except as set forth in the related Purchase Price and Terms Letter, with respect to any Mortgage Loan that prepays in full during the first month following the related Closing Date, the Seller shall reimburse the Purchaser the amount (if any) by which the Purchase Price paid by the Purchaser to the Seller exceeded 100% of the outstanding scheduled principal balance of the Mortgage Loan as of the related Cut-off Date, within thirty (30) calendar days of such payoff.  Upon any assignment of a Mortgage Loan and/or this Agreement, the Purchaser may at its option retain its rights under this Section 3.04 notwithstanding such assignment.

Section 3.05.  Repurchase of Mortgage Loans With First Payment Defaults.

Except as set forth in the related Purchase Price and Terms Letter, if a Mortgagor is thirty (30) calendar days or more delinquent with respect to the first Monthly Payment due to the Purchaser on the related Mortgage Loan immediately following the related Closing Date, the Seller, at the Purchaser’s option, shall promptly repurchase such Mortgage Loan from the Purchaser within thirty (30) calendar days of receipt of written notice from the Purchaser.  Any repurchase pursuant to this Section 3.05 shall be effected in accordance with the procedures set forth in Section 3.03 hereof, however, any such repurchase shall be made at the Repurchase Price.

ARTICLE IV
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 4.01.  The Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement, the terms of the Mortgage Loan Documents and with Accepted Servicing Practices, and shall have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices. The Seller shall service and administer the Mortgage Loans through the exercise of the same care that it customarily employs for its own account.  The Seller may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder.  Notwithstanding anything to the contrary, the Seller may delegate any of its duties under this Agreement to one or more of its Affiliates without regard to any of the requirements of this Section; provided, however, that the Seller shall not be released from any of its responsibilities hereunder by virtue of such delegation.

Except as set forth in this Agreement, the Seller shall service the Mortgage Loans in compliance with the servicing provisions of the Fannie Mae Guides, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, the title, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities.  In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement shall control and be binding upon the Purchaser and the Seller.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence that unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Seller, reasonably foreseeable, or the Seller has obtained the prior written consent of the Purchaser, the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of any principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), make any future advances or extend the final maturity date, as the case may be, with respect to such Mortgage Loan.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Seller shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) the otherwise scheduled Monthly Payment and (b) the amount paid by the Mortgagor.  The Seller shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered by the Purchaser when the Seller believes it appropriate and reasonable in its best judgment, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Section 4.13.  Notwithstanding anything herein to the contrary, the Seller may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than 180 days after the first delinquent Due Date without the prior consent of the Purchaser.  Any such agreement shall be approved by any applicable holder of a Primary Mortgage Insurance Policy or LPMI Policy, if required.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Seller may not waive any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Seller determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty and the Mortgage Loan, and the waiver of such Prepayment Penalty is standard and customary in servicing similar Mortgage Loans (including the waiver of a Prepayment Penalty in connection with a refinancing of the Mortgage Loan related to a default or a reasonably foreseeable default) or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by subsequent changes in applicable law.  In no event shall the Seller waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.  If the Seller waives or does not collect all or a portion of a Prepayment Penalty relating to a Principal Prepayment in full or in part due to any action or omission of the Seller, other than as provided above, the Seller shall deposit the amount of such Prepayment Penalty (or such portion thereof as had been waived for deposit) into the Custodial Account at the time of such prepayment for distribution in accordance with the terms of this Agreement.

The Seller is authorized and empowered by the Purchaser, in its own name, when the Seller believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

Unless a different time period is stated in this Agreement, the Purchaser shall be deemed to have given consent in connection with a particular matter if the Purchaser does not affirmatively grant or deny consent within ten (10) Business Days from the date the Seller delivers a written request for consent for such matter via electronic mail to one of the following e-mail addresses (or to such other address as may be provided to the Seller in writing from time to time):  Steve.Pierro@citigroup.com; cheryl.marable@citigroup.com.

The Seller shall accurately and fully report its borrower credit files related to the Mortgage Loans to Equifax, Transunion and Experian in a timely manner.

Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder by the Seller if such Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Seller that it has made a Nonrecoverable Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Seller delivered to the Purchaser.

Section 4.02.  Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be serviced subject to this Agreement, the Seller will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of related Primary Mortgage Insurance Policy or LPMI Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Seller will take special care in ascertaining and estimating annual Escrow Payments and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.03.  Realization Upon Defaulted Mortgage Loans.

The Seller shall use commercially reasonable efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, Accepted Servicing Practices, any Primary Mortgage Insurance and the best interest of Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01.  Foreclosure or comparable proceedings shall be initiated pursuant to Fannie Mae guidelines and applicable state law with respect to Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments.  The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which the Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05.  In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser.  In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Seller shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser in writing of the Seller’s intention to do so, and the Seller shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice.  The Seller shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05.  Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Seller has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser’s expense.  Upon completion of the inspection, the Seller shall promptly provide the Purchaser with a written report of the environmental inspection.  After reviewing the environmental inspection report, the Purchaser shall determine how the Seller shall proceed with respect to the Mortgaged Property.

In the event that a Mortgage Loan becomes part of a REMIC, and becomes REO Property, such property shall be disposed of by the Seller in accordance with Section 4.13.

Section 4.04.  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts with a commercial bank, a savings bank or a savings and loan association (which may be a depository Affiliate of the Seller) which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts.  Each Custodial Account shall be an Eligible Account.  Funds deposited in a Custodial Account may be drawn on in accordance with Section 4.05.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto.  The original of such letter agreement shall be furnished to the Purchaser on or before the initial Closing Date, and upon the request of any subsequent purchaser.

The Seller shall deposit in the Custodial Account on a daily basis, within one (1) Business Day of receipt thereof, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i)  all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans, including all Prepayment Penalties received during the related Prepayment Period, adjusted to the Mortgage Loan Remittance Rate;

(iii)  all Liquidation Proceeds;

(iv)  any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 4.13;

(v)  all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

(vi)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

(vii)  any Monthly Advances;

(viii)  Compensating Interest, if any, for the month of distribution.  Such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

(ix)  all proceeds of any Mortgage Loan repurchased in accordance with Sections 3.03;

(x)  any amounts required to be deposited by the Seller pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

(xi)  any amounts required to be deposited in the Custodial Account pursuant to Section 4.01 or Section 6.02;

(xii)  an amount from the Buydown Account that when added to the Mortgagor’s payment will equal the full monthly amount due under the related Mortgage Note; and all proceeds of any Mortgage Loan repurchased in accordance with Sections 3.03, 3.04 or 3.05 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 3.03.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary fees, to the extent permitted by Section 6.01, need not be deposited by the Seller in the Custodial Account.

The Seller may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Seller for the benefit of the Seller, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the Eligible Institution with which the Custodial Account is maintained may mature on such Remittance Date) and shall not be sold or disposed of prior to maturity.  Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Seller and shall be subject to withdrawal by the Seller from the Custodial Account pursuant to Section 4.05(iv).  The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Seller out of its own funds immediately as realized.

If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (a) of the definition of Eligible Account, the Seller shall, on or before twelve o’clock noon Eastern time on such Business Day, withdraw from the Custodial Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds.

Section 4.05.  Permitted Withdrawals From the Custodial Account.

The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)  to make distributions to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)  to reimburse itself for Monthly Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fee) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Section 3.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)  to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, the Seller’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition Proceeds;

(iv)  to pay to itself as part of its servicing compensation: (a) any interest earned on funds or any investment earnings in the Custodial Account net of any losses on such investments (all such amounts to be withdrawn monthly not later than each Remittance Date), and (b) to the extent not otherwise retained, the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v)  to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(vi)  to reimburse the Seller for any unreimbursed Servicing Advances made with respect to a Mortgage Loan that, upon a final recovery determination with respect to such Mortgage Loan are Nonrecoverable Advances, but only to the extent that late collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Seller for such unreimbursed Servicing Advances;

(vii)  to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

(viii)  to remove funds inadvertently placed in the Custodial Account by the Seller or for which amounts previously deposited are returned unpaid by the related Mortgagor’s banking institution; and

(ix)  to clear and terminate the Custodial Account upon the termination of this Agreement.

The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (vi) above.  The Seller shall provide written notification in the form of an Officers’ Certificate to the Purchaser, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Custodial Account pursuant to subclause (vi) above.

Section 4.06.  Establishment of Escrow Accounts; Deposits in Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts.  Each Escrow Account shall be an Eligible Account.  Funds deposited in the Escrow Account may be drawn on by the Seller in accordance with Section 4.07.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C.  The original of such letter agreement shall be furnished to the Purchaser on or before the initial Closing Date, and upon request to any subsequent purchaser.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, within one (1) Business Day of receipt thereof, and retain therein:

(i)  all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii)  all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder; and

(iii)  all payments on account of Buydown Funds pursuant to Section 4.15(c).

The Seller shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07.  The Seller shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that such Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

If the balance on deposit in the Escrow Account exceeds $75,000 as of the commencement of business on any Business Day and the Escrow Account constitutes an Eligible Account solely pursuant to clause (a) of the definition of Eligible Account, the Seller shall, on or before twelve o’clock noon Eastern time on such Business Day, withdraw from the related Escrow Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds.

Section 4.07.  Permitted Withdrawals From the Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller only:

(i)  to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items for the related Mortgage;

(ii)  to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii)  to refund to the Mortgagor any funds as may be determined to be overages;

(iv)  for transfer to the Custodial Account in accordance with the terms of this Agreement;

(v)  for application to restoration or repair of the Mortgaged Property;

(vi)  to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)  to clear and terminate the Escrow Account on the termination of this Agreement;

(viii)  to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

(ix)  to remove funds inadvertently placed in the Escrow Account by the Seller or for which amounts previously deposited are returned unpaid by the related Mortgagor’s banking institution;

(x)  to clear and terminate the Escrow Account upon the termination of this Agreement; and

(xi)  to remit to the Purchaser payments on account of Buydown Funds, as applicable, pursuant to Section 4.15(c).

Section 4.08.  Payment of Taxes, Insurance and Charges; Maintenance of Primary Mortgage Insurance; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums (if any) and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due.  The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments subject to its ability to recover such Servicing Advances pursuant to Sections 4.05(iii) and (vi).  Notwithstanding the foregoing, if the Seller reasonably determines that any such Servicing Advance would not be recoverable from amounts collected on the related Mortgage Loan, the Seller shall have no obligation to make such Servicing Advance.  Any such determination shall be evidenced by an Officer’s Certificate delivered to the Purchaser indicating the reasons therefor.

The Seller will maintain in full force and effect Primary Mortgage Insurance Policies or LPMI Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required.  Such coverage will be maintained until the Loan-to-Value ratio of the related Mortgage Loan is reduced to the amount for which Fannie Mae no longer requires such insurance to be maintained.  The Seller will not cancel or refuse to renew any Primary Mortgage Insurance Policy or LPMI Policy in effect on the related Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy or LPMI Policy for such canceled or non-renewed policy is obtained from and maintained with a Qualified Insurer.  The Seller shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy or LPMI Policy of any loss which, but for the actions of the Seller would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Seller shall promptly notify the insurer under the related Primary Mortgage Insurance Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy or LPMI Policy.  If such Primary Mortgage Insurance Policy or LPMI Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Mortgage Insurance Policy or LPMI Policy as provided above.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy or LPMI Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy or LPMI Policy respecting a defaulted First Lien Loan.  Pursuant to Section 4.04, any amounts collected by the Seller under any Primary Mortgage Insurance Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09.  Transfer of Accounts.

The Seller may transfer a Custodial Account or an Escrow Account to a different Eligible Account from time to time.  Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld.  In any case, the Custodial Account and Escrow Account shall be Eligible Accounts..

Section 4.10.  Maintenance of Hazard Insurance.

The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or Freddie Mac and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the 100% of the replacement cost of all improvements to the Mortgaged Property and (ii) the greater of (a) either (X) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (Y) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the Second Lien Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Seller determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Seller shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if the related Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Seller shall immediately force place the required flood insurance on the Mortgagor’s behalf.  To the extent the payment of the related premiums will not, in the Seller’s reasonable determination, constitute non-recoverable Servicing Advances, the Seller shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  It is understood and agreed that no other additional insurance need be required by the Seller or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the Fannie Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller and its successors and/or assigns and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Seller.  The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

Section 4.11.  Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller (or an Affiliate of the Seller) shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer acceptable to Fannie Mae or Freddie Mac insuring against flood, fire and hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use commercially reasonable efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.

Section 4.12.  Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae and Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond shall be in the form of a mortgage banker’s blanket bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement and fraud of such persons.  The errors and omissions insurance shall protect and insure the Seller against losses arising out of errors and omissions and negligent acts of such persons. Such errors and omissions insurance shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Guides.  The Seller shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.  Upon request by the Purchaser, the Seller shall provide the Purchaser with an insurance certificate certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

Section 4.13.  Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure, by deed in lieu of foreclosure or other method resulting in full or partial satisfaction of the related Mortgage, the deed or certificate of sale shall be taken in the name of the Purchaser’s designee, or in the event the Purchaser’s designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Seller, at the expense of the Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall notify the Purchaser in accordance with the Fannie Mae Guides of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices.  Thereafter, the Seller shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 4.13.

The Seller shall, either itself or through an agent selected by the Seller, and in accordance with the Fannie Mae Guides manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code.  The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances.  The Seller shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Seller to the Purchaser.

The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property, unless the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a longer period than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage.  Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three years or such other period as may be permitted under Section 860G(a)(8) of the Code.  If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller shall be entitled to immediate reimbursement from the Purchaser for any related unreimbursed Servicing Advances.  The disposition of REO Property shall be carried out by the Seller at such price, and upon such terms and conditions, as the Seller deems to be in the best interests of the Purchaser.  The Seller shall update the Purchaser from time-to-time as to the status of each REO Property.

With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each Purchaser in the form of a non-interest bearing demand account, unless an Opinion of Counsel is obtained by the Seller to the effect that the classification as a grantor trust or REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner.  Each REO Account shall be established with the Seller or, with the prior consent of the Purchaser, with a commercial bank, a mutual savings bank or a savings association.  The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of the Custodial Account Letter Agreement attached as Exhibit B hereto. An original of such letter agreement shall be furnished to any Purchaser upon request.

The Seller shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of the Seller.  The Seller shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account.  On or before each Determination Date, the Seller shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

The Seller shall furnish to the Purchaser on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month.  Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser.  If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition.  The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be the Custodial Account.

Section 4.14.  Notification of Maturity Date.

With respect to each Mortgage Loan, the Seller shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

Section 4.15.  Establishment of and Deposits to Buydown Account.

(a)  The Seller shall segregate and hold all Buydown Funds collected and received pursuant to the Buydown Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Buydown Accounts, in the form of time deposit or demand accounts, titled “Wachovia Mortgage Corporation, in trust for the Purchaser, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors.”  The Buydown Accounts shall be established with an Eligible Account, in a manner which shall provide maximum available insurance thereunder.  Upon request of the Purchaser and within ten (10) days thereof, the Seller shall provide the Purchaser with written confirmation of the existence of such Buydown Account.  Funds deposited in the Buydown Account may be drawn on by the Seller in accordance with this Section 4.15.

(b)  With respect to each Buydown Mortgage Loan, the Seller shall have deposited into the Custodial Account, no later than the Closing Date, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement).  With respect to each Buydown Mortgage Loan, the Seller will distribute to the Purchaser on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

(c)  Notwithstanding anything to the contrary elsewhere in this Agreement, the Seller may employ the Escrow Account as the Buydown Account to the extent that the Seller can separately identify any Buydown Funds deposited therein.

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Seller or the insurer under any related Primary Mortgage Insurance Policy) the Seller shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Buydown Account.  Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan.  If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in it entirety during the related Buydown Period, the Seller shall be required to withdraw from the Buydown Account any Buydown Funds remaining in the Buydown Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement.  If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Buydown Account related to such Buydown Mortgage Loan, would result in a Principal Prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Seller shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Buydown Account, together with any amounts required to be deposited into the Custodial Account.

ARTICLE V
PAYMENTS TO THE PURCHASER

Section 5.01.  Distributions.

On each Remittance Date, the Seller shall distribute by wire transfer to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 5.03, plus (iii) all payments in respect of Compensating Interest for such Remittance Date required to be deposited in the Custodial Account pursuant to Section 4.04(viii), minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts, (v) minus any amounts attributable to Buydown Funds being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts, and (vi) any Principal Prepayments received during the month of such Remittance Date, which amounts shall be remitted on the next succeeding Remittance Date.

All distributions made to the Purchaser on each Remittance Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Seller or by check mailed to the address of the Purchaser.

With respect to any remittance received by the Purchaser after the Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Seller on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Section 5.02.  Statements to the Purchaser.

The Seller shall furnish to the Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Seller’s assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis.  With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser or its designee no later than the fifth (5th) Business Day of the following month an electronic copy of the surveillance data set forth on Schedule B attached hereto, and such other report which report shall contain the following (or such other information as is mutually agreed upon by the Seller and the Purchaser):

(i)  with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(iii)  the amount of servicing compensation received by the Seller during the prior collection period;

(iv)  the aggregate Scheduled Principal Balance of the Mortgage Loans;

(v)  the aggregate of any expenses reimbursed to the Seller during the prior distribution period pursuant to Section 4.05;

(vi)  the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, and (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

(vii)  the amount of any Monthly Advances.

The Seller shall also provide a monthly servicing report, sorted in the Purchaser’s assigned loan number order, in the form of Alltel reports P139, S214, S215 and S50Y and Fidelity report P-4DL (or in such other forms as the Purchaser and the Seller may agree), with each such report.

The Seller shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Seller shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 5.03.  Monthly Advances by the Seller.

Not later than the close of business on the Business Day preceding each Remittance Date, the Seller shall deposit in the Custodial Account an amount equal to all Monthly Payments, whether or not deferred pursuant to Section 4.01, which were due on a Mortgage Loan on the immediately preceding Due Date and delinquent at the close of business on the related Determination Date.

The Seller’s obligation to make such Monthly Advances as to any Mortgage Loan is mandatory, notwithstanding any other provision of this Agreement, and will continue through the earlier of: (i) the date of the termination or resignation, as applicable, of the Seller pursuant to Section 7.04, 8.01 or 9.01 or (ii) the date of final disposition and liquidation of the related Mortgage Loan or any Mortgaged Property acquired through foreclosure or a conveyance in lieu of foreclosure, unless the Seller reasonably believes such advance to be non-recoverable from proceeds of the related Mortgage Loan.  In such event, the Seller shall deliver to the Purchaser an Officer’s Certificate of the Seller to the effect that an officer of the Seller has reviewed the related Servicing File and has made the reasonable determination that any additional advances are non-recoverable from proceeds of the related Mortgage Loan.

Section 5.04.  Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.  The Seller shall also provide reports on the status of REO Property containing such information as the Purchaser may reasonably require.

ARTICLE VI
GENERAL SERVICING PROCEDURES

Section 6.01.  Assumption Agreements.

The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the Seller shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy or LPMI Policy, if any.  If the Seller reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Seller will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. If the Seller is prohibited under applicable law from (a) entering into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed or (b) requiring the original Mortgagor to remain liable under the Mortgage Note, the Seller, with the prior consent of the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of the Fannie Mae Guides.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the amount of the Monthly Payment and the final maturity date of such Mortgage Note may not be changed.  If the credit of the proposed transferee does not meet such underwriting criteria, the Seller diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.  The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  All fees collected by the Seller for entering into an assumption or substitution of liability agreement shall belong to the Seller as additional servicing compensation.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 6.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02.  Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser or its designee. Upon receipt of such certification and request, the Purchaser shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.  If such Mortgage Loan is a MERS Mortgage Loan, the Seller is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the Mortgage Loan Documents, the Seller shall remit within five (5) Business Days to the Purchaser of such satisfaction or release the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy or LPMI Policy, the Purchaser or its designee shall, upon request of the Seller and delivery to the Purchaser or its designee of a servicing receipt signed by a Servicing Officer, release the portion of the Mortgage File held by the Purchaser or its designee to the Seller.  Such servicing receipt shall obligate the Seller to return such Mortgage Loan Documents to the Purchaser or its designee when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser or its designee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser or its designee to the Seller.

Section 6.03.  Servicing Compensation.

As compensation for its services hereunder, the Seller shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicing Fee.  Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges, interest and investment earning on funds on deposit in the Custodial Account and Escrow Account (to the extent provided for herein) and other ancillary income shall be retained by the Seller to the extent not required to be deposited in the Custodial Account.  The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.  The Seller shall not be permitted to retain any portion of the Prepayment Penalties collected on the Mortgage loans, which Prepayment Penalties shall be remitted to the Purchaser.

Section 6.04.  Annual Statement as to Compliance.

The Seller will deliver to the Purchaser not later than March 15th of each year, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.  The first Officer’s Certificate delivered by the Seller to the Purchaser pursuant to this Section shall be delivered on or before March 15, 2007.  Copies of such statement shall be provided by the Seller to the Purchaser upon request.

Section 6.05.  Annual Independent Certified Public Accountants’ Servicing Report.

Not later than March 15th of each year, the Seller at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the Seller’s servicing of residential mortgage loans, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, such firm is of the opinion that the Seller’s servicing has been conducted in compliance with such programs, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.  The first statement delivered by the Seller to the Purchaser pursuant to this Section shall be delivered on or before March 15, 2007.  Copies of such statement shall be provided by the Seller to the Purchaser.

Section 6.06.  Purchaser’s Right to Examine Seller Records.

At its expense, the Purchaser shall have the right to examine and audit upon reasonable notice to the Seller, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Seller, or held by another for the Seller or on its behalf or otherwise, which relates to the performance or observance by the Seller of the terms, covenants or conditions of this Agreement.

The Seller shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to, OCC, OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Seller which may be required by any applicable regulations.  Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Seller, and in accordance with the federal government, OCC, FDIC, OTS, or any other similar regulations; provided, however, that in connection with providing such access, the Seller shall not be required to incur any out-of-pocket costs unless provisions have been made for the reimbursement thereof.

Section 6.07.  Seller Shall Provide Information as Reasonably Required.

The Seller shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation as the Purchaser may reasonably request, as shall be necessary, reasonable or appropriate in respect to the Mortgage Loans and the performance of the Seller under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser; provided, that, the Seller shall not be liable for any out-of-pocket costs with respect to the provision of such reports, information or documentation.  All such reports or information shall be provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Seller under this Agreement.  The Seller agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

The Seller, upon reasonable advance notice, shall make reasonably available to the Purchaser or any prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Seller’s servicing facilities for the purpose of satisfying such prospective purchaser that the Seller has the ability to service the Mortgage Loans as provided in this Agreement.

The Seller shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

ARTICLE VII
THE SELLER

Section 7.01.  Indemnification; Third Party Claims.

The Seller agrees to indemnify and hold the Purchaser, any successor servicer and their respective present and former directors, officers, employees and agents harmless from any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, any legal fees and expenses, judgments or expenses relating to such liability, claim, loss or damage) that such parties may sustain in any way related to the failure of the Seller to observe and perform its duties, obligations, covenants, and agreements and to service the Mortgage Loans in compliance with the terms of this Agreement, any Reconstitution Agreement or any other agreement entered into pursuant to Article XII or as a result of the breach of a representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement.

Promptly after receipt by an indemnified party under this Section 7.01 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 7.01, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Section 7.01.  The indemnifying party shall assume (with the consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including attorney’s fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the indemnified party in respect of such claim.  The indemnifying party shall follow any written instructions received from the indemnified party in connection with such claim.  The provisions of this Section 7.01 shall survive termination of this Agreement.

Section 7.02.  Merger or Consolidation of the Seller.

The Seller shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated (including by means of sale or disposal of all or substantially all of the Seller’s assets), or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified and in good standing to sell and service mortgage loans on behalf of Fannie Mae or Freddie Mac.

Section 7.03.  Limitation on Liability of the Seller and Others.

The duties and obligations of the Seller shall be determined solely by the express provisions of this Agreement, the Seller shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Seller.  Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement.  The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the Seller may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto as is consistent with Accepted Servicing Practices.  In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, and the Seller shall be entitled to be reimbursed therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Seller’s indemnification under Sections 3.03 or 7.01.

Section 7.04.  Seller Not to Resign.

The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller.  Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser.  No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 7.05.  No Transfer of Servicing.

With respect to the retention of the Seller to service the Mortgage Loans hereunder, the Seller acknowledges that the Purchaser has acted in reliance upon the Seller’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this Section 7.05 and except as pursuant to Section 7.02, the Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof without the prior written approval of the Purchaser, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the Seller may, without the consent of the Purchaser, retain reasonable and necessary third party contractors to perform certain servicing and loan administration functions, including and limited to, hazard insurance administration, tax payment and administration, flood certification and administration and foreclosure activities; provided, that such contractors shall perform such servicing and loan administrative functions in a manner consistent with this Agreement; provided, further, that the retention of such contractors by Seller shall not limit the obligation of the Seller to service the Mortgage Loans pursuant to the terms and conditions of this Agreement or release it from any of its obligations hereunder.

Section 7.06.  Financial Statements.

The Seller hereby agrees to deliver to the Purchaser, (i) as soon as available after the end of each fiscal year of the Seller and (ii) as soon as reasonably possible following any material adverse change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s most recent financial statements previously delivered, financial statements fairly presenting the pertinent results of operations and changes in financial position for each such period and the financial position at the end of each such period of the Seller and its subsidiaries, prepared in accordance with GAAP consistently applied throughout the period involved, except as set forth in the notes thereto.

ARTICLE VIII
DEFAULT

Section 8.01.  Events of Default.

In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

(i)  any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(ii)  failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement, or which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv)  the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(v)  the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  the Seller ceases to be approved by Fannie Mae or Freddie Mac as a mortgage loan seller and servicer for more than thirty (30) days; or

(vii)  the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of substantially all of it property or assets or assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement; or

(viii)  the Seller ceases to be (a) licensed to service first lien residential mortgage loans in each jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Seller’s ability to perform its obligations hereunder; or any failure to deliver the remittance report required pursuant to Section 4.16 in accordance with such Section which failure continues unremedied for a period of two (2) Business Days after the date upon which written notice requiring the same to be remedied shall have been given to the Seller by the Purchaser or its designee; or

(ix)  failure by the Seller to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located;

(x)  to the extent any Mortgage Loan is a MERS Mortgage Loan, the Seller’s membership in MERS is terminated for any reason; or

(xi)  The Seller ceases to be approved by Fannie Mae or Freddie Mac as a mortgage loan seller and servicer for more than thirty (30) days, the Seller is not eligible to act as servicer or master servicer for mortgage loans subject to residential mortgage backed securities transactions rated by any nationally recognized rating agency or is eligible to act as such only with enhanced credit support, or the Seller's credit rating is reduced by any nationally recognized rating agency to a “below average” or equivalent rating.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 7.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Seller for the same.  On or after the receipt by the Seller of such written notice of termination, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from the Purchaser, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller’s sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 8.04) of the Seller hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Seller shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor servicer or (y) in causing MERS to designate on the MERS® System the successor servicer as the servicer of such Mortgage Loan.

All Servicing Transfer Costs shall be paid by the Seller upon presentation of reasonable documentation of such costs.

Section 8.02.  Waiver of Defaults.

The Purchaser may waive only by written notice any default by the Seller in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE IX
TERMINATION

Section 9.01.  Termination.

The respective obligations and responsibilities of the Seller, as servicer, shall terminate upon (a) the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Seller);  (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to this Article IX or pursuant to Article VIII; (c) by mutual consent of the Seller and the Purchaser in writing; or (d) the termination of the Seller by the Purchaser with cause under the terms of this Agreement.

ARTICLE X
RECONSTITUTION OF MORTGAGE LOANS

Section 10.01.  Reconstitution of Mortgage Loans.

(a)  The Seller acknowledges and the Purchaser agrees that with respect to some or all of the Mortgage Loans, the Purchaser may effect, upon ten (10) Business Days (or as otherwise agreed) prior written notice to the Seller, either:

(i)  one or more sales of the Mortgage Loans as whole loan transfers (each, a “Whole Loan Transfer”);

(ii)  one or more Agency Transfers; and/or

(iii)  one or more sales of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans (each, a “Securitization Transaction”).

(b)  With respect to each Whole Loan Transfer, Agency Transfer or Securitization Transaction, as the case may be, the Seller agrees:

(i)  to cooperate reasonably with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures with respect to the preparation of the Mortgage Loan Documents and other related documents and with respect to servicing requirements reasonably requested by the Rating Agencies;

(ii)  to execute all agreements required to be executed by the Seller in connection with such Whole Loan Transfer, Agency Transfer or Securitization Transaction, including without limitation, any Reconstitution Agreement and Indemnification Agreement provided that the Seller is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

(iii)  to make all the representations and warranties set forth in Section 3.01 as of the date of the Whole Loan Transfer, Agency Transfer or Securitization Transaction;

(iv)  to deliver to the Purchaser (a) for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its underwriting guidelines, its financial condition, its mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested by the Purchaser, (b) any similar nonpublic, unaudited financial information (which the Purchaser may, at its option and its cost, have audited by certified public accountants) and such other information as is reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its Affiliates for any losses, costs or damages incurred by any of them directly related to any material misstatements contained in such information or for any omissions of material fact required to be stated therein to the extent such information is provided by the Seller specifically for use in a prospectus or other offering material; provided, that, the Purchaser shall indemnify the Seller and its Affiliates for any losses, costs or damages related to any material misstatements contained in any prospectus or other offering material other than in such information provided by the Seller specifically for use therein or for any omissions of material fact required to be stated therein and (c) such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause (a) above as shall be reasonably requested by the Purchaser; and

(v)  to deliver to the Purchaser, and to any Person designated by the Purchaser, opinions of counsel in a form reasonably acceptable to the Purchaser if required as a condition of (a) a Rating Agency to rate such Securitization Transfer, (b) a party to a Whole Loan Transfer, Agency Transfer or Securitization Transaction (other than the Purchaser or depositor), as the case may be, to enter into a Reconstitution Agreement, (c) a co-underwriter to the closing of a Securitization Transaction, or (d) an investor to purchase a class of securities, it being understood that the cost of any opinions of counsel (other than in-house counsel opinions which cost shall be deemed to be $0) that may be required for a Whole Loan Transfer, Agency Transfer or Securitization Transaction, as the case may be, shall be the responsibility of the Purchaser;

(vi)  to negotiate and execute one or more subservicing agreements between the Seller and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Purchaser in its sole discretion after consultation with the Seller and/or one or more custodial and servicing agreements among the Purchaser, the Seller and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser in its sole discretion after consultation with the Seller, in either case for the purpose of pooling the Mortgage Loans with other mortgage loans for resale or securitization; and

(vii)  upon request by the Purchaser, to execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Purchaser’s direction, contain contractual provisions including, but not limited to, a 24-day certificate payment delay (54-day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Purchaser and one or more nationally recognized rating agencies for mortgage pass-through transactions.

(c)  In order to facilitate compliance with Regulation AB, the Seller and the Purchaser agree to comply with the provisions of the Regulation AB Compliance Addendum attached hereto as Exhibit F.

(d)  With respect to each Whole Loan Transfer and Securitization Transaction, the Seller shall establish and maintain one or more Custodial Accounts and Escrow Accounts with respect to the Mortgage Loans sold pursuant to such Whole Loan Transfer or Securitization Transaction, which accounts shall be established and maintained in addition to, and separate and apart from, any other Custodial Account or Custodial Accounts and Escrow Account or Escrow Accounts established and maintained pursuant to this Agreement. The sale or transfer of the Mortgage Loans pursuant to a Whole Loan Transfer or Securitization Transaction shall be deemed to create a separate and distinct servicing agreement by the Seller with respect to such Mortgage Loan or Loans. In connection therewith, the obligation of the Seller in respect of compensating interest payments for Prepayment Interest Shortfalls with respect to the Mortgage Loans sold pursuant to a Whole Loan Transfer or Securitization Transaction, or sold pursuant to one Whole Loan Transfer or Securitization Transaction and separated by loan group (each, a “Loan Group”), shall accrue with respect to the related Mortgage Loans or Loan Group, and shall not be made on an aggregate basis with all of the Mortgage Loans purchased pursuant to or in connection with this Agreement or with the Mortgage Loans of a different Loan Group. In addition, any reimbursement of the Seller in respect of Monthly Advances, Servicing Advances and unreimbursed Servicing Fees shall be reimbursed first on a loan by loan basis and, if reimbursed out of general collections on the related Mortgage Loans, shall be reimbursed from collections on the Mortgage Loans sold pursuant to the related Whole Loan Transfer or Securitization Transaction or, with respect to Mortgage Loans sold pursuant to one Whole Loan Transfer or Securitization Transaction and separated by Loan Group, out of collections of the Mortgage Loans in the related Loan Group.

The Purchaser shall reimburse the Seller for any and all out-of-pocket expenses, costs and fees, including reasonable attorney’s fees incurred by the Seller in response to requests for information or assistance under this Section, provided, however, that the attorney’s fees for each Whole Loan Transfer, Agency Transfer or Securitization Transaction shall equal a fixed-fee of $3,000.  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer, Agency Transfer or Securitization Transaction shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.01.  Successor to the Seller.

Prior to termination of Seller’s responsibilities and duties under this Agreement pursuant to Section 7.04, 8.01 or 9.01, the Purchaser shall (i) succeed to and assume all of the Seller’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 7.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor shall agree.  In the event that the Seller’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Seller of the representations and warranties made pursuant to Sections 3.01, 3.02, the remedies available under Section 3.03 and the indemnification obligations of the Seller pursuant to Section 7.01.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, and the Seller shall indemnify such successor for, any and all liabilities arising out of the Seller’s acts as servicer.  Any termination or resignation of the Seller or this Agreement pursuant to Section 7.04, 8.01 or 9.01 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation.

The Seller shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds.  The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller.  Upon appointment of successor servicer to the Seller, the Seller shall be reimbursed upon reconciliation for unrecovered Servicing Advances, Monthly Advances and unpaid Servicing Fees which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment such successor servicer.

Upon a successor’s acceptance of appointment as such, the Seller shall notify by mail the Purchaser of such appointment.

Section 11.02.  Amendment.

This Agreement may be amended or supplemented from time to time by written agreement executed by the Purchaser and the Seller.

Section 11.03.  Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW AND EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)           SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)           AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 20; AND

(D)           AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 11.04.  Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

(i)           if to the Seller:

Wachovia Mortgage Corporation
401 South Tryon Street
Suite 220
Charlotte, North Carolina  28202
Attention:  Kendal Leeson
Facsimile: (704) 383-8442

with a copy to:

Wachovia Mortgage Corporation
1100 Corporate Center Drive
Raleigh, North Carolina  27607
Attention:  Tom Fowler
Facsimile: (919) 852-7525

(ii)           if to the Purchaser:

Citigroup Global Markets Realty Corp.
390 Greenwich Street, 6th Floor
New York, New York 10013
Attention:  Peter Steinmetz

or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.05.  Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 11.06.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.07.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(iii)  references herein to “Articles,” “Sections,” Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)  the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi)  the term “include” or “including” shall mean without limitation by reason of enumeration; and

(vii)  headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 11.08.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.09.  Confidentiality of Information.

The Seller and the Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be or (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies.

Section 11.10.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected (i) with respect to MERS Mortgage Loans and (ii) with respect to Mortgage Loans that are not MERS Mortgage Loans, at the Seller’s expense, in each case, in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 11.11.  Assignment by Purchaser.

The Purchaser shall have the right, upon notice to the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans; provided, however, that in no event shall there be any more than three (3) “Purchasers” pursuant to Whole Loan Transfers with respect to any Mortgage Loan Package.  In no event shall the Purchaser sell a partial interest in any Mortgage Loan without the prior written consent of the Seller, which consent may be granted or withheld in the Seller’s sole discretion.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Seller pursuant to Section 3.03, 3.04 or 3.05 shall be retained solely by the Purchaser.  This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

Section 11.12.  No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for Purchaser.

Section 11.13.  Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 7.02, this Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

Section 11.14.  Entire Agreement.

Each of the parties to this Agreement acknowledges that no representations, agreements or promises were made to any of the other parties to this Agreement or any of its employees other than those representations, agreements or promises specifically contained herein.  This Agreement and the related Purchase Price and Terms Letter set forth the entire understanding between the parties hereto and shall be binding upon all successors of all of the parties and, except to the extent otherwise set forth in writing, supersedes any prior agreement and understandings with respect to those matters and transactions.

Section 11.15.  No Solicitation.

From and after the related Closing Date, except as provided below, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors on the Seller’s behalf, in any manner to solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that the following promotions or solicitations undertaken by the Seller or any Affiliate of the Seller shall not be prohibited under this Section 11.16:  (i) promotions or solicitations that are directed to the general public at large or segments thereof, provided that no segment shall consist primarily of the borrowers or obligors under the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements; (ii) responding to Mortgagor requests for pay-off information and regarding other bank or financial products or services; and (iii) promotions or solicitations to any Mortgagor for any other bank or financial products or services, unless such promotions or solicitations are for a prepayment of a Mortgage Loan.

Section 11.16.  Costs.

The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transactions covered by this Agreement.  To the extent not otherwise provided herein, all other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans,  including, without limitation, fees for recording intervening assignments of mortgage and Assignments of Mortgage, the cost of obtaining tax service contracts and the legal fees and expenses of its attorneys shall be paid by the Seller.  The Seller shall be responsible for causing the recordation of all Assignments of Mortgage and all intervening assignments of mortgage, as applicable.

Section 11.17.  Protection of Mortgagor Personal Information.

Each of the Purchaser and the Seller agree that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of Mortgagor Personal Information, (ii) shall not use Mortgagor Personal Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Mortgagor Personal Information, (iii) shall not disclose Mortgagor Personal Information to third parties except at the specific written direction of the other; provided, however, that the Purchaser and the Seller may disclose Mortgagor Personal Information to third parties in connection with secondary market transactions to the extent not prohibited by applicable law or to the extent required by a valid and effective subpoena issued by a court of competent jurisdiction or other governmental body, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Mortgagor Personal Information from unauthorized access and (v) shall immediately notify the other of any actual or suspected breach of the confidentiality of Mortgagor Personal Information.

Section 11.18.  Purchase Price and Terms Letter.

The terms and conditions set forth in the Purchase Price and Terms Letter with respect to each Closing Date shall be incorporated herein.  In the event of any conflict between the terms of this Agreement and the related Purchase Price and Terms Letter, the Purchase Price and Terms Letter shall control.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP., as Purchaser

By:	/s/ [Authorized Signatory]
Name:
Title:

WACHOVIA MORTGAGE CORPORATION, as Seller

By:	/s/ [Authorized Signatory]
Name:
Title:

[Signature Page to Seller’s Purchase, Warranties and Servicing Agreement, dated as of January 1, 2007]

EXHIBIT A-1

Contents of Mortgage File

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the Seller in the Servicing File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Seller’s Purchase, Warranties and Servicing Agreement.

1.           The original Mortgage Note endorsed “Pay to the order of ___________________ without recourse,” and signed in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Seller.  If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Seller], successor by merger to the [name of predecessor]”.  If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “[Seller] formerly known as [previous name]”.  If the original note is unavailable, seller will provide an affidavit of lost note (in form acceptable to the Purchaser) stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note and indemnifying the Purchaser against any and all claims arising as a result of any person or entity claiming they are the holder of the note or that the note has been paid off and returned, provided, however, that no Mortgage Loan Package shall include more than 1% lost not affidavits.

2.           A true certified copy, certified by the [title insurer], of the applicable First Lien Loan.

3.           Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the [title insurer], of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

4.           The original or certified to be a true copy or if in electronic form identified on the Mortgage Loan Schedule, the certificate number, certified by the Seller, of the related Primary Mortgage Insurance Policy, if required.

5.           In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment, from the Seller in accordance with Purchaser’s instructions, which assignment shall, but for any blanks requested by the Purchaser, be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation.  If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment must be by “[Seller] formerly known as [previous name]”.

6.           With respect to Mortgage Loans that are not Co-op Loans, the original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

7.           Originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Seller, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the [title insurer] of the original Assignment together with a certificate of the [title insurer] certifying that the original Assignment has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

8.           Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the [title insurer], of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

9.           If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

10.           With respect to a Co-op Loan: (i) the original Pledge Agreement; (ii) the original Assignment of the Mortgage Note and Pledge Agreement to [blank], in form and substance acceptable for recording and signed in the name of the last endorsee by an authorized officer; (iii) the originals of all intervening assignments of the Pledge Agreement, if any, (iv) the original of the Co-op Lease and the assignment of such Co-op Lease to the originator of the Mortgage Loan, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller; (iv) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (vi) the recognition agreement in substantially the same form as standard a “AZTECH” form; (vii) copies of the financial statement filed by the originator as secured party and, if applicable, a filed UCC-3 Assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the Seller in a form sufficient for filing; and (vii) the original or acknowledgement copy of Form UCC-1 and any continuation statements with evidence of filing thereon.

11.           The original of any guarantee executed in connection with the Mortgage Note.

12.           the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any; and

13.           the original Primary Insurance Policy, if the Loan to Value Ratio is greater than 80.00%.

Notwithstanding anything to the contrary herein, the Seller may provide one (1) certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

EXHIBIT A-2

Contents of Servicing File

With respect to each Mortgage Loan, the Servicing File shall include each of the following items, which shall be available for inspection by the Purchaser:

1.           Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

2.           Residential loan application.

3.           Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

4.           Credit report on the mortgagor.

5.           Business credit report, if applicable.

6.           Residential appraisal report and attachments thereto.

7.           Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program, all in accordance with Seller’s Underwriting Standards.

8.           Verification of acceptable evidence of source and amount of down payment, in accordance with the Underwriting Standards.

9.           Photograph of the Mortgaged Property (may be part of appraisal).

10.           Survey of the Mortgaged Property, if any.

11.           Sales contract, if applicable.

12.           If available, termite report, structural engineer’s report, water portability and septic certification.

13.           Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

14.           Any ground lease, including all amendments, modifications and supplements thereto.

15.           Any other document required to service the Mortgage Loans.

16.           A code indicating whether the Mortgage Loan is a temporary buydown (Y or N).

17.           Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

18.           All required disclosure statements and statement of Mortgagor confirming receipt thereof.

19.	Hazard insurance policy.

20.           Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

21.	Amortization schedule, if available.

22.	Payment history.

23.	Flood Insurance policy, if applicable.

24.	Tax Service Contract.

25.           Flood Service Contract.

EXHIBIT B

Form of Custodial Account Letter Agreement

[__________]  , 200[_]

To:

As “Seller” under the Seller’s Purchase, Warranties and Servicing Agreement, dated as of January 1, 2007 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as “Wachovia Mortgage Corporation, in trust for the Purchaser, owner of various whole loan series - principal and interest”.  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  This letter is submitted to you in duplicate.  Please execute and return one (1) original to us.

WACHOVIA MORTGAGE CORPORATION, as Seller

By:
Name:
Title:

The undersigned, as “Depository,” hereby certifies that the above described account has been established under Account Number [__________], at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.

By:
Name:
Title:

EXHIBIT C

Form of Escrow Account Letter Agreement

[__________]  , 200[_]

To:

As “Seller” under the Seller’s Purchase, Warranties and Servicing Agreement, dated as of January 1, 2007 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as “Wachovia Mortgage Corporation, in trust for the Purchaser, owner of various whole loan series, and various Mortgagors.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  This letter is submitted to you in duplicate.  Please execute and return one (1) original to us.

WACHOVIA MORTGAGE CORPORATION, as Seller

By:
Name:
Title:

The undersigned, as “Depository,” hereby certifies that the above described account has been established under Account Number [__________], at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.

By:
Name:
Title:

EXHIBIT D

Form of Assignment, Assumption and Recognition Agreement

This Assignment, Assumption and Recognition Agreement (this “Assignment Agreement”), dated as of [_____], 200[_], between [Purchaser], a [__________] (the “Assignor”), [__________], a [__________] (the “Assignee”), and Wachovia Mortgage Corporation, a North Carolina corporation (the “Seller”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under (a) those certain mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”); and (b) the Seller’s Purchase, Warranties and Servicing Agreement dated as of January 1, 2007, but only to the extent of the Mortgage Loans (the “Purchase Agreement”). For purposes of this Assignment Agreement, the term “Purchase Agreement” includes any separate Assignment and Conveyance pursuant to which Seller and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Seller’s Purchase, Warranties and Servicing Agreement dated as of January 1, 2007.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any all obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment Agreement.

2.           Each of the Seller and the Assignor represent and warrant to the Assignee that (a) the copy of the Purchase Agreement, attached hereto as Exhibit B, provided to the Assignee, is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement is in full force and effect as of the date hereof, (c) the provisions thereof have not been waived, amended or modified in any respect, nor have any notices of termination been given thereunder, (d) the Purchase Agreement contains all of the terms and conditions governing the sale of the Mortgage Loans by Seller to Assignor and the purchase of the Mortgage Loans by Assignor from Seller; provided, however, that the date of purchase and sale and the amount of payment for the Mortgage Loans may be set out in a Purchase Price and Terms Letter, as defined in the Purchase Agreement, and (e) Seller sold, conveyed and transferred each Mortgage Loan to Assignor pursuant to the Purchase Agreement.

3.           The Assignor warrants and represents to, and covenants with, the Assignee and the Seller that:

(a)           As of the date hereof, the Assignor is not in default under the Purchase Agreement;

(b)           The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Purchase Agreement, free from any and all claims and encumbrances arising out of the Assignor’s ownership thereof, and the Mortgage Loans, as well as the Purchase Agreement, upon the transfer thereof to the Assignee as contemplated herein, shall be free and clear of all such liens, claims and encumbrances or any lien claim or encumbrance arising out of the ownership of the Mortgage Loans by any person at any time after Assignor first acquired any Mortgage Loan from the Seller;

(c)           The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Purchase Agreement or the Mortgage Loans;

(d)           The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase Agreement or the Mortgage Loans. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under, the Purchase Agreement, or the Mortgage Loans;

(e)           The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to sell, transfer and assign the Mortgage Loans;

(f)           The Assignor has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Assignment Agreement has been duly executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(g)           No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

(h)           The Assignor has paid the purchase price for the Mortgage Loans and has satisfied any conditions to closing required of it under the terms of the Purchase Agreement.

4.            The Assignee warrants and represents to, and covenants with, the Assignor and the Seller that:

(a)           The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

(b)           The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c)           No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)           The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Purchase Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller and the Assignor all of the Assignor’s obligations as Purchaser thereunder, with respect to the Mortgage Loans.

5.           The Seller warrants and represents to, and covenants with, the Assignor and the Assignee that:

(a)           The Seller is not a natural person or a general partnership and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans;

(b)           The Seller has full power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Seller’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Seller’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Seller is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject. The execution, delivery and performance by the Seller of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Seller. This Assignment Agreement has been duly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(d)           No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Seller in connection with the execution, delivery or performance by the Seller of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby;

(e)           As of the date hereof, the Seller is not in default under the Purchase Agreement; and

(f)           No event has occurred or has failed to occur, during the period commencing on date on which Assignor acquired the Mortgage Loans and ending on the date hereof, inclusive, which would make the representations and warranties set forth in Section 3.01 of the Purchase Agreement untrue if such representations and warranties were made with respect to the Mortgage Loans effective as of the date hereof.

6.           From and after the date hereof, the Seller shall recognize the Assignee as the owner of the Mortgage Loans, and shall look solely to the Assignee for performance from and after the date hereof of the Assignor’s obligations with respect to the Mortgage Loans.

7.           Notice Addresses.

(a)           The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

[____________________]
[____________________]
[____________________]
Attention: [__________]

(b)           The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

[____________________]
[____________________]
[____________________]
Attention: [__________]

(c)           The Seller’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment Agreement is:

Wachovia Mortgage Corporation
1100 Corporate Center Drive
Raleigh, North Carolina 27607
Attention: Tom Fowler

8.           This Assignment Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

9.           This Assignment Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Seller, the Assignor or the Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Seller, the Assignor or the Assignee, respectively, hereunder.

10.           No term or provision of this Assignment Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

11.           This Assignment Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement by the Assignor.

12.           Notwithstanding the assignment of the Purchase Agreement by either the Assignor or Assignee, this Assignment Agreement shall not be deemed assigned by the Seller or the Assignor unless assigned by separate written instrument.

13.           For the purpose for facilitating the execution of this Assignment Agreement as herein provided and for other purposes, this Assignment Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed by their duly authorized officers as of the date first above written.

[________________________]
Assignor

By:
Name:
Title:

[________________________]
Assignee

By:
Name:
Title:

Wachovia Mortgage Corporation Seller

By:
Name:
Title:

EXHIBIT E

Form of Assignment and Conveyance

On this [__] day of [_____] 200[_], Wachovia Mortgage Corporation (“Wachovia”) as the Seller under that certain Seller’s Purchase, Warranties and Servicing Agreement, dated as of January 1, 2007 (the “Agreement”), and that certain Purchase Price and Terms Letter, dated as of [_____], 200[_], each by and between Wachovia and Citigroup Global Markets Realty Corp. (the “Purchaser”) does hereby sell, transfer, assign, set over and convey to the Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of Wachovia (excluding the right to service the Mortgage Loans) in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A, together with the Mortgage Files and all rights and obligations arising under the documents contained therein.  Pursuant to Section 2.07 of the Agreement, Wachovia has delivered to the Purchaser the documents for each Mortgage Loan to be purchased as set forth therein.  The contents of each Servicing File required to be retained by Wachovia to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by Wachovia, for the benefit of the Purchaser as the owner thereof.  Wachovia’s possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by Wachovia shall be in a custodial capacity only.  The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Wachovia shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by Wachovia at the will of the Purchaser in such custodial capacity only.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

WACHOVIA MORTGAGE CORPORATION

By:
Name:
Title:

Exhibit A

EXHIBIT F

Regulation AB Compliance Addendum

[to be provided]

EXHIBIT G

Seller’s Officer’s Certificate

I, ________________________, hereby certify that I am the duly elected ______________ of Wachovia Mortgage Corporation, a ______________ (the “Seller”), and further certify, on behalf of the Seller as follows:

1.  Attached hereto as Attachment I are a true and correct copy of the [Certificate of Incorporation and by-laws][Certificate of limited partnership and limited partnership agreement] of the Seller as are in full force and effect on the date hereof.

2.  No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

3.  Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Seller’s Purchase, Warranties and Servicing Agreement, dated as of January 1, 2007, by and between the Seller and Citigroup Global Markets Realty Corp. (the “Purchaser”); (b) the Purchase Price and Terms Letter, dated _____________ 200_, between the Seller and the Purchaser (the “Purchase Price and Terms Letter”); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Purchase Price and Terms Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.  Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ________________, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5.  Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ______________, 200_.  No event has occurred since ___________________, 200_ which has affected the good standing of the Seller under the laws of the State of ___________.

6.  All of the representations and warranties of the Seller contained in Sections 3.01 and 3.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

7.  The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Purchase Price and Terms Letter.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:
[Seal]

[SELLER]
(Seller)

By:
Name:
		Title:	Vice President

I, _______________________, Secretary of the Seller, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:
[Seal]

[SELLER]
(Seller)

By:
Name:
		Title:	[Assistant] Secretary

EXHIBIT H

Security Release Certification

I.           Release of Security Interest

___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Citigroup Global Markets Realty Corp. from the Seller named below pursuant to that certain Seller’s Purchase, Warranties and Servicing Agreement, dated as of January 1, 2007, as of the date and time of receipt by ______________________________ of $__________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

(Name)

(Address)

By:

II.           Certification of Release

The Seller named below hereby certifies to Citigroup Global Markets Realty Corp. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Citigroup Global Markets Realty Corp., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

WACHOVIA MORTGAGE CORPORATION, Seller

By:
Name:
Title:

EXHIBIT I

Form of Purchase Price and Terms Letter

CITIGROUP GLOBAL MARKETS REALTY CORP
390 Greenwich Street 6th Floor
New York, NY 10013

As of [_______], 2007

TO:                      Wachovia Mortgage Corporation  (“Seller”)

FROM:                Citigroup Global Markets Realty Corp. (“Citigroup” or the “Purchaser”)

RE:                       Confirmation ([DEAL NAME])

This letter will serve as confirmation of the agreement by the Seller to sell and the agreement by the Purchaser to purchase, on a mandatory delivery basis, without recourse, certain first lien, adjustable rate, conventional, residential mortgage loans set forth on Exhibit A, attached hereto (collectively, the “Mortgage Loans”), on a servicing retained basis, having an aggregate unpaid principal balance of approximately $[____________] based upon the aggregate unpaid principal balance of the Mortgage Loans as of a mutually agreed upon cut-off date (the “Cut-off Date”) with the characteristics and under the terms set forth below.  Purchaser will purchase all of Seller’s right, title and interest in the Mortgage Loans (including the servicing rights thereon).  The Mortgage Loans are those loans more particularly described below and in Exhibit C hereto, which are made a part hereof and which generally describes the characteristics of the pool of Mortgage Loans to be purchased (including the relative proportions of certain mortgage loan characteristics present within the overall pool of mortgage loans to which the Mortgage Loans to be purchased should substantially conform as of the Cut-off Date unless otherwise indicated herein). The Mortgage Loans were originated by the Seller.  Seller owns the servicing rights for the Mortgage Loans and is currently servicing the Mortgage Loans.  The terms and provisions of this transaction, including the purchase price for the Mortgage Loans and the corresponding servicing rights, are described below. All references to Purchaser are also deemed to include Purchaser’s assignees or designees as set forth in the Agreement (defined below). Capitalized terms used herein and not defined shall have the meanings assigned thereto in the Agreement.

1.	Cut-off Date:
[_________], 2006 or such other date as mutually agreed to by the Seller and Purchaser.  The Cut-off Date will be used for the purpose of establishing the unpaid principal balance of the Mortgage Loans to be sold on the Closing Date.

2.	Closing Date:	[________], 2006 or such other date as may be agreed upon between the parties hereto.

3.	Servicing Transfer Date:
The Servicing Transfer Date will be the date that the Purchaser assumes the physical servicing duties of the Mortgage Loans.  The actual transfer date will be no later than [______], 2006, unless mutually agreed upon by the Purchaser and the Seller.

4.	Aggregate Unpaid Principal Balance:	$[________] (+/- 5%)

5.	Gross WAC:	[________]% (+/- 10 basis points).

6.	Net WAC	[________]% (+/- 10 basis points).

7.	Purchase Price Percentage/Funding Amount:
The purchase price for each Mortgage Loan purchased on the Settlement Date (the “Purchase Price”) shall be equal to the sum of (i) [____]% of the unpaid principal balance of such Mortgage Loan being purchased as of the Cut-off Date, after application of payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received plus (ii) accrued and unpaid interest at the related mortgage interest rate from the paid-through date through the day prior to the Closing Date, inclusive (assuming a year of twelve thirty-day months) less the Servicing Fee.  The Purchase Price assumes that certain characteristics will remain within the specified variances set forth herein or on Exhibit C.  The Purchase Price was obtained by using the related Bond Equivalent Yield plus an 18% constant prepayment rate (“CPR”) assumption (collectively the “Parameters”), and calculated using Bloomberg BC35 Calculators attached as Exhibit B.

On the Closing Date, should the related Gross WAC, WAM, WAMR or Margin vary within the related allowable variances, the Purchase Price shall be adjusted to the outlined Parameters (“Adjusted Purchase Price”) in order to maintain the above Bond Equivalent Yield.

The Purchase Price or Adjusted Purchase Price shall be paid to the Seller in immediately available funds by wire transfer on the related Closing Date.

8.	Buy-Up/Buy-Down:
The purchase price has been established based upon the Settlement Date principal balance of the Mortgage Loans, a weighted average gross coupon of [____]%  (the “Pricing Coupon”), a weighted average gross margin of [_____]% (the “Pricing Margin”) and material compliance with the Mortgage Loan characteristics specified on Exhibit C hereto and the other material terms of our agreement specified herein.  Subject to the buy-up and buy-down provisions specified below, Citigroup shall be under no obligation to accept anything less than strict compliance with the terms of our agreement and shall not be required to accept delivery of non-complying Mortgage Loans.  In the event that Citigroup elects, in its sole discretion, to accept non-complying Mortgage Loans, the purchase price shall be adjusted to a percentage of par agreed to by you and Citigroup.

In the event that any Mortgage Loans are substituted or rejected and the weighted average gross coupon for such Mortgage Loans is different from the related Pricing Coupon on the Settlement Date (provided that, the average gross coupon for such Mortgage Loans may not vary more than 20 basis points from the related Pricing Coupon on the Settlement Date), the Purchase Price Percentage for the Mortgage Loans will be adjusted as follows:

I.           Buy-Up Coupon Rate Adjustment

(a)            determine the number of basis points, not to exceed 20 basis points, by which the actual weighted average gross coupon for the Mortgage Loans exceeds the related Pricing Coupon;

(b)     multiply the result in (a) by 1.5;

II.           Buy-Down Coupon Rate Adjustment

(c)            determine the number of basis points, not to exceed 20 basis points (expressed as a negative number), by which the actual weighted average gross coupon for the Mortgage Loans is less than the related Pricing Coupon;

(d)            multiply the result in (c) by 1.00;

III.           Buy-Up Margin Adjustment

(e)            determine the number of basis points by which the actual weighted average gross margin on the Mortgage Loans exceeds the Pricing Margin;

(f)            multiply the amount in (e) by 0.50;

IV.           Buy-Down Margin Adjustment

(g)            determine the number of basis points (expressed as a negative number) by which the actual weighted average gross margin on the Mortgage Loans is less than the Pricing Margin;

(h)            multiply the amount in (g) by 0.50;

V.           Purchase Price Adjustment

(i)           add the result from (b), (d), (f) and (h) above, if such sum is a positive number it will be added to the Purchase Price Percentage and if such sum is a negative number, it will be subtracted from the Purchase Price Percentage.

9.	Payoffs:
As of the Cut-off Date, you shall not have received notice that any of the Mortgage Loans will be prepaid-in-full.  The Purchaser or its assignee shall be entitled to receive all prepayment penalties required to be paid by any borrower under the terms of any Mortgage Loan after the related Cut-off Date and Seller shall not waive any prepayment penalty other than in accordance with the Agreement.  For any Mortgage Loans that prepay-in-full within one (1) month following the related Settlement Date, you shall remit to Citigroup or its Assignee the Premium (as defined below) with respect to such prepaid Mortgage Loan; provided that, the amount of such Premium that is reimbursed to Citigroup shall be reduced, but not below zero dollars, by the amount of any prepayment penalty collected by Citigroup with respect to such Mortgage Loan. With respect to each prepaid Mortgage Loan, the Premium shall be an amount equal to the product of (x) the excess of the purchase price percentage used to determine the purchase price in Section 7 hereof over 100%, times (y) the outstanding principal balance of such prepaid Mortgage Loan as of the related Cut-off Date.

10.	Early Payment Defaults:
In the event that (i) the first monthly payment of principal and interest to be made by the mortgagor after the Settlement Date with respect to any Mortgage Loan is not paid by the date which is thirty (30) days after the related due date (the “EPD Period”) or (ii) any Mortgagor becomes the subject of any voluntary or involuntary bankruptcy proceeding during the EPD Period, you shall repurchase such Mortgage Loan within five (5) Business Days following (a) receipt of notice from the Purchaser of such payment default with respect to clause (i) and (b) discovery of such bankruptcy proceeding with respect to clause (ii), at a price equal to the purchase price percentage used to determine the purchase price in Section 7 hereof multiplied by the unpaid principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the mortgage loan interest rate from the last paid installment date through the last day of the month in which such repurchase occurs.

11.	Servicing:
The Mortgage Loans will be serviced by the Seller in accordance with the terms and provisions of that certain Mortgage Loan Purchase and Servicing Agreement to be entered into between the Purchaser and the Seller on a scheduled/scheduled basis.  You shall remit payments of principal and interest to Citigroup on the 18th day of each month (or if such day is not a business day, the immediately succeeding business day) beginning with the month after the Settlement Date, shall enforce “due-on-sale” provisions to the extent permitted by law, shall administer all escrow/impound deposits, shall pay compensating interest on principal prepayments in any month up to the amount of your Servicing Fee in such month and shall make all servicing advances and monthly advances on any Mortgage Loan (including advances of delinquent principal and interest payments). You shall be entitled to reimbursement for such advances from recoveries from the mortgagor or from the proceeds of liquidation of the related Mortgage Loan.  You shall be entitled to a servicing fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated at the rate of [____%] per annum.  The Servicing Fee shall be payable monthly, in arrears, and for any partial month, pro rated on a per diem basis.  The Servicing Fee is payable solely from the interest portion of monthly payments collected by you.

12.	Pool Characteristics:
The Mortgage Loans will substantially conform to the pool characteristics as set forth in Exhibit C. None of the Mortgage Loans are considered agricultural loans or are cooperative share mortgage loans. None of the Mortgage Loans are secured by mobile homes, manufactured housing, commercial property, mixed-use property, are construction loans that have not converted to permanent loans or are made for the purchase of land only.  No appraisal in connection with a Mortgage Loan was obtained using an automated valuation model.  No Mortgage Loan was delinquent 30 days or more at any time since the origination of the Mortgage Loan. No Mortgage Loan is a buydown mortgage loan.

13.	Due Diligence:
Prior to, but not following the Closing Date, the Purchaser will be permitted to conduct such due diligence review, as it deems appropriate.  Such review may include (but not necessarily be limited to), for some or all of the Mortgage Loans, an analysis of the credit, collateral and compliance documentation within the Mortgage Loan origination files, a review of mortgagor credit and/or mortgage scores, a review of payment histories for the Mortgage Loans, and the review of current appraisals or broker’s price opinions ordered by the Purchaser. The Purchaser will conduct its credit review of the Mortgage Loans based upon Seller’s underwriting guidelines provided as Exhibit C.  In addition, the Seller will provide Purchaser with credit scores for each of the Mortgage Loans or the information and authorization necessary for the Purchaser to generate credit scores.  Seller will be permitted with the consent of the Purchaser to substitute for any Mortgage Loan rejected by the Purchaser pursuant to its due diligence review.  However, such substituted Mortgage Loan will be subject to the same review by Purchaser for acceptability as described herein.  Purchaser will be responsible for the costs of its due diligence.  In the event that Purchaser’s due diligence reveals a material variance in the quality of the Mortgage Loans from the Purchaser’s underwriting, legal or compliance standards (or a material variance in the overall characteristics of the Mortgage Loan pool from those pool characteristics set forth on Exhibit C), as determined by the Purchaser in its sole reasonable discretion, the Purchaser shall not be obligated to purchase such Mortgage Loans or the purchase price shall be adjusted to an amount mutually agreed upon by the parties. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete due diligence review shall not affect the Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in the Agreement.

You shall deliver a mortgage loan schedule containing each of the fields set forth on Exhibit D hereto at least five (5) business days prior to the Closing Date.  In the event that Citigroup discovers any errors on the Mortgage Loan Schedule during its due diligence review, you shall promptly deliver a corrected Mortgage Loan Schedule to Citigroup.  The representations, warranties and covenants contained in the Agreement shall be based on the corrected Mortgage Loan Schedule.

14.	Original Mortgage Loan Legal Documents:
For the purpose of expediting the Purchaser’s review of the Mortgage Loan legal files, no later than five (5) business days prior to the Closing Date the Seller will deliver to a document custodian acceptable to Purchaser (the “Custodian”), as bailee, the original mortgage notes, mortgages/deeds of trust, assignments of mortgage/deed of trust (the “Assignments”), title policies (including all endorsements thereon), powers of attorney (if applicable) and other Mortgage Loan legal documents (collectively, the “Collateral”) required to be delivered pursuant to the Agreement (as defined below).  The Agreement contains provisions permitting the Seller to deliver certain of the Collateral subject to recording delays during a period subsequent to the Closing Date.  The Custodian will act as bailee for the sole and exclusive benefit of the Seller pursuant to a bailee agreement among the Seller, the Custodian and the Purchaser.  Upon receipt of the Funding Amount, the Seller will release the collateral to the Purchaser.  Subsequent to such release, the collateral shall be retained by the Custodian for the benefit of the Purchaser.  Seller will bear the cost of the delivery of the collateral files to Purchaser.

15.	Assignments/Endorsements:
The mortgages (or deeds of trust, as the case may be) shall be assigned via Assignments from the Seller at the direction of the Purchaser which Assignments shall be in form and substance acceptable for recording.  The Seller will endorse the notes at the direction of the Purchaser. The notes and mortgages/deeds of trust will have corresponding endorsements and assignments, respectively, evidencing a complete chain of title from the originator of the Mortgage Loan to the Seller. If any of the Mortgage Loans were originated by institutions acquired by or merged with successor institutions, then the language contained in the note endorsements and Assignments from the Seller to the Purchaser for such Mortgage Loans will reflect any predecessor institution(s) such that a complete chain of title from the originator to the Seller is evident.  The Seller will be responsible for handling the process and the expense of recording the Assignments.

16.	Agreement:
This transaction is subject to the execution of a Master Mortgage Loan Purchase and Servicing Agreement, to be executed between the Seller and the Purchaser (the “Agreement”).  The Agreement will contain, among other things, standard corporate level representations and warranties of the Seller, representations and warranties as to the origination, servicing and characteristics of the Mortgage Loans, representations and warranties with respect to the Mortgage Loans modified to conform with the predatory lending requirements and other requirements, if any, of Fannie Mae, Freddie Mac, Standard & Poor’s Rating Services, Fitch, Inc. and Moody’s Investors Service, Inc. which may be issued prior to the Closing Date, “life of loan” indemnification from the Seller, provisions relating to the conveyance of the Mortgage Loan files and interim servicing of the Mortgage Loans, the breach of any representations and warranties in the Agreement, provisions relating to the sale and transfer of the servicing rights, and other miscellaneous provisions (including a requirement for such customary legal opinions from the Seller as the Purchaser and its legal counsel may require).  The Purchaser will provide Seller with the form of Agreement under separate cover.

17.	Non-solicitation:
Seller hereby agrees that it will not during the remaining term of any of the individual Mortgage Loans, take any action or cause any action to be taken by any of its agents or affiliates, or independent contractors working on its behalf, to solicit the prepayment of said Mortgage Loans by the mortgagors, without the prior written consent and approval of the Purchaser.  Promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspapers, radio and television advertisements shall not constitute solicitation.  The Agreement will contain a representation substantially conforming to the preceding sentence.  Notwithstanding the foregoing, it is understood and agreed that statement messaging, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 17.

18.	Delinquency:
All of the Mortgage Loans have a monthly due date of the first day of the month.  As of the Closing Date, all of the Mortgage Loans will have an actual paid-to date of [____] 1, 2006 (or later) and will be due for the [____] 1, 2006 scheduled monthly payment (or later). The mortgagor’s scheduled [____] 1, 2006 payment will be evidenced by a “posting” to the Seller’s collection system.  Copies of such collection system “postings” will be made available by the Seller to Purchaser if Purchaser so requests. No payment required under the Mortgage Loan is delinquent as of the Cut-off Date nor has any scheduled monthly payment been delinquent since the origination of the Mortgage Loan.  For the purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the mortgagor in the month such payment was due.

19.	Closing/Closing Documents:
The closing may occur via facsimile transmission.  On or before the initial Closing Date, you shall submit to the Purchaser fully executed originals of the following documents: (i) the Agreement, in four counterparts; (ii) a Custodial Account Letter Agreement in the form of Exhibit 6 to the Agreement; (iii) an Escrow Account Letter Agreement in the form of Exhibit 7 to the Agreement; (iv) an Officer’s Certificate, in the form of Exhibit 1 to the Agreement, including all attachments thereto; and (vi) your underwriting guidelines.  On or before each Closing Date, you shall submit to the Purchaser fully executed originals of the following documents: (i) the related this Confirmation; (ii) the related Mortgage Loan Schedule; (iii) an Officer’s Certificate, in the form of Exhibit 1 to the Agreement; (iv) you underwriting guidelines; (v) a Security Release Certification, in the form of Exhibit 3 to the Agreement; and (vi) an Assignment and Conveyance in the form of Exhibit 4 to the Agreement.

20.	Further Assurances:
The Purchaser and the Seller further agree that upon reasonable request they shall do such other and further acts and deeds, and shall execute, acknowledge and deliver and record such other documents and instruments as may be reasonably necessary from time to time to evidence, confirm or carry out the intent and purposes of this letter (including cooperation with regard to the future securitization of the Mortgage Loans by the Purchaser (or an affiliated entity)).  The servicing transfer will be made by an electronic data processing method.

21.	MI Coverage:
All Mortgage Loans with an original loan to value ratio in excess of 80% will have mortgage insurance with coverage in amounts as required by Fannie Mae for its conventional “A” quality mortgage loan programs. None of the Mortgage Loans have “lender-paid” mortgage insurance.

22.	Expenses:
Each party will bear its own costs, fees and expenses (including the costs, fees and expenses of its attorneys).  Seller will bear the cost of the delivery of the Collateral files to the Custodian (including any costs owed to Seller’s custodian related to the release and shipment of the Collateral files to Purchaser); the costs of preparing and recording the Assignments (including intervening assignments necessary to perfect title to Purchaser) from Seller to Purchaser and endorsing notes to Purchaser, as required; the costs of delivering complete master-file tape information and other electronically stored information to Purchaser; the costs of notifying the mortgagors, hazard, flood and mortgage insurance companies, and others, as necessary, and the costs of shipping all Mortgage Loan records and servicing-related files to the Purchaser.  Seller shall assign to the Purchaser its “lifetime” tax service contracts and its “lifetime” flood certification contracts for each Mortgage Loan on which servicing is being transferred, which assignment shall not result in the payment of any cost or expense by Citigroup. Any costs associated with the inability of the tax service contracts or flood certification contracts to be assigned to Purchaser shall be borne by the Seller.  The Purchaser will be responsible for the costs of its due diligence.

23.	Confidential Information:
Seller shall keep confidential and shall not divulge to any party, without the other’s written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is appropriate to do so in working with legal counsel, auditors, taxing authorities and other governmental agencies.

24.	Entire Agreement:
This letter sets forth the entire understanding of the parties relating to the subject matter hereof to date and supercedes and cancels any prior communications, understandings and agreements between the parties.  This letter may not be amended or modified except by parties in writing.  This letter may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

25.	Failed Trade:	If there is a failure to meet the settlement date based on seller missing diligence guidelines we will only pay accrued to original settlement.

26.	Mandatory Delivery:
The sale and delivery of all of the Mortgage Loans on each Closing Date is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver each of the Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the Closing Date.

Please acknowledge your acceptance and agreement to the foregoing by signing and returning this confirmation letter via facsimile and overnight courier to [_________________] (Telephone Number: (212) 723-[_____]; Facsimile Number (646) 291-3823) at Citigroup Global Markets Realty Corp., 390 Greenwich Street, 6th Floor, New York, NY 10013.  Thank-you.

Very Truly Yours,

CITIGROUP GLOBAL MARKETS REALTY CORP.

BY:
NAME:
TITLE:

CONFIRMED AND AGREED TO: WACHOVIA MORTGAGE CORPORATION

BY:
NAME:
TITLE:

Exhibit A

Mortgage Loans

Exhibit B

BC35

Exhibit C

Pool Characteristics

Exhibit D

Mortgage Loan Schedule Fields

SCHEDULE A

MORTGAGE LOAN SCHEDULE

Mortgage Loan Data
1	The Seller’s Mortgage Loan identifying number
2	A code indicating whether the Mortgage Loan was originated as a prime loan, alt-a loan or subprime loan
3	A code indicating whether the Mortgage Loan is an adjustable rate Mortgage Loan or a fixed rate Mortgage Loan
4	The product type of the Mortgage Loan (2/28, 15 year fixed, 30 year fixed, 15/30, 3-1, 5-1, 7-1, 10-1, 1 month, 6 month….)
5	A code indicating the seller’s origination program code for the Mortgage Loan
6	A code indicating if the loan was approved by an AUS (automated underwriting system) (CLUS, DU, LP), if applicbale
7	The amortization type of the Mortgage Loan (fully amortizing, interest-only, balloon, negative amortization, payment option arm)
8	The term of the balloon Mortgage Loan, if applicable
9	The term of the interest-only period of the Mortgage Loan, if applicable
10	The Neg Am Cap of the Mortgage Loan, if applicable
11	The Payment Cap of the Mortgage Loan, if applicable
12	The Recast number of Months of the Mortgage loan, if applicable
13	The original principal balance of the Mortgage Loan
14	The current principal balance of the Mortgage Loan
15	The mortgage interest rate at origination of the Mortgage Loan
16	The monthly payment at origination of the Mortgage Loan
17	The original term to maturity of the Mortgage Loan
18	A code indicating the lien status of the Mortgage Loan (1st, 2nd)
19	A code indicating whether the Mortgaged Property is subject to a separate second lien
20	The amount of the related second lien or First lien, if applicable
21	A code indicating whether the second lien on the Mortgage Loan is a simultaneous second, if applicable
22	The retained step-up servicing fee for the Mortgage Loan, if applicable
23	A code indication if the Mortgage Loan is secured by has pledged assets in addition to the mortgaged property, if applicable
24	The value of the pledged asset, if applicable
25	The effective loan-to-value ratio of the pledged asset Mortgage Loan, if applicable
26	A code indicating the income, asset and employment documentation the Mortgage Loan was originated under
27	A code indicating if the Mortgage Loan is subject to a mortgagor paid mortgage insurance policy
28	The mortgage insurance policy provider, if applicable
29	The mortgage insurance coverage percentage, if applicable
30	The retained lender paid mortgage insurance fee for the Mortgage Loan, if applicable
31	A code indicating whether the Mortgage Loan is subject to a prepayment penalty, if applicable
32	The prepayment penalty term, if applicable
33	A code indication if the Mortgage Loan’s prepayment penalty is soft or hard, if applicable
34	The Mortgage Loan’s payment history since its origination
35	An indicatation of whether Borrower/Property is currently under Bankruptcy protection
36	The origination date of the Mortgage Loan
37	The first payment date of the Mortgage Loan
38	The stated maturity date of the Mortgage Loan
39	The due date of the Mortgage loan if the loan is an odd due date loan
40	A code indicating whether the Mortgage Loan is a temporary buy-down Mortgage Loan
41	The buy-down term of the Mortgage Loan, if applicable
42	A code indicating if the Mortgage Loan is assumable
43	The certificate # for loan PMI
44	A string describing prepay penalty terms. If applicable
45	Origination Channel (retail/wholesale/broker/correspondent)
46	A code indicating whether the Mortgage Loan is a MERS Mortgage Loan
47	The Mortgage Loans MIN number, if applicable
48	DU (FNMA Desktop Underwriter) Case # or LP (FHLMC Loan Prospector) Key #, if applicable
49	The schedule balance of the Mortgage Loan as of the Cut-off Date, if applicable
50	The current balance of the Mortgage Loan as of the Cut off Date
51	The interest paid-to-date of the Mortgage Loan as of the Cut off Date

Borrower Data
1	The mortgagor’s and any co-mortgagors' debt to income ratio
2	The mortgagor's and any co-mortgagors' FICO loan credit score
3	The mortgagor's occupancy status (primary residence, second home, investor property)
4	The mortgagor's borrowing purpose (purchase, rate & term refinance, cash-out refinance)
5	The mortgagor's and each co-mortgagors' self-employed status
6	The mortgagor’s and any co-mortgagors' first and last name
7	The mortgagor’s and any co-mortgagors' social security card number
8	The mortgagor’s and any co-mortgagors' income at origination
9	The mortgagor's and any co-borrowers' first time home buyer status
10	For cash-out refinances, the amount of cash out
11	The mortgagor's and any co-mortgagors'' citizenship
12	The mortgagor’s and any co-mortgagors' ethnicity
13	The mortgagor’s and any co-mortgagors' gender
14	The mortgagor’s and any co-mortgagors' race
15	The mortgagor’s and any co-mortgagors' Age & DOB
16	Combine Monthly Housing Expense
17	Combine Monthly Debt Expense

Mortgage Property Data
1	The Mortgage Loan's Property Type
2	The number of units in the related mortgaged property
3	A code indicating if the mortgage is secured by a leasehold estate (Y/N)
4	The sales price of the mortgaged property, if applicable
5	The appraised value of the mortgaged property
6	The loan to value ratio at origination of the Mortgage Loan
7	The combined loan-to-value ratio at origination of the Mortgage Loan, if applicable
8	The street address of the mortgaged property including the state, county, city and zip code
9	A code indicating whether there is flood insurance required and existing on the mortgaged property
10	A code indicating the form of appraisal used in the origination of the Mortgage Loan (i.e. form 1004, 2055, avm, bpo)
11	The AVM Provider, if applicable
12	The total rental income, if applicable
13	The year the mortgaged property was built
14	The number of bedrooms contained in the mortgaged property
15	Condo Project Type (FNMA) Condo Project Name (FHLMC)
16	Condo Warrantable Flag

Adjustable Rate Mortgage Loan Data, if applicable
1	The index of the Mortgage Loan
2	The current mortgage interest rate as of the Cut off Date of the Mortgage Loan
3	The gross margin of the Mortgage Loan
4	The maximum mortgage interest rate under the terms of the Mortgage Note or the maximum interest rate increase over the life of the Mortgage Loan
5	A code indicating if the Mortgage Loan is convertible into a fixed rate mortgage loan, if applicable
6	The minimum mortgage interest rate under the terms of the Mortgage Note
7	The initial rate adjustment cap
8	The initial rate adjustment floor
9	The subsequent periodic rate adjustment cap
10	The subsequent periodic rate adjustment floor
11	The number of index look-back days of the Mortgage Loan
12	The new interest rate rounding factor of the Mortgage loan
13	The current monthly payment as of the Cut off Date
14
It should be assumed that the rates will be reset according to the applicable index, and a code representing the frequency of rate adjustments will be provided only if the rate does not reset with the index.

15
It should be assumed that the mortgage payment will reset according to the applicable index,  and a code representing the frequency of mortgage payment adjustments will be provided only if the payment does not reset with the index

16	The new interest rate rounding direction of the Mortgage Loan- nearest 1/8th

Servicing Released Mortgage Loan Data, if applicable
1	A code indicating if there are escrows
2	The amount of the Mortgage Loan month escrows, if applicable
3	The amount contained in the Mortgage Loan escrow account, if applicable
4	The tax service contract number
5	The tax service contract provider
6	The transferability status of the tax service contract
7	The flood insurance certificate
8	The flood insurance certificate provider
9	Flood Zone Code
10	The transferability of the flood insurance certificate

SCHEDULE B

SURVEILLANCE DATA

Name	Type	Definition
LoanNo	Double	Servicer Loan Number
BPOSource	Text	Source description of BPO value
BPODt	Date/Time	Date of BPO source
BPOValue	Currency	BPO value
CurrBal	Currency	Current UPB
Rt	Double	Current Interest Rate
PI	Currency	Current Principal and Interest Payment
TI	Currency	Current Escrow Payment
PITI	Currency	Current total mothly payment
DueDt	Date/Time	Date of next payment due
EscrowBal	Currency	Escrow funds collected from mortgagor, not yet disbursed
EscrowAdv	Currency	Escrow Advance Amount
SuspBal	Currency	Suspense Balance - unapplied funds
CorpAdv	Currency	Corporate advance balance
LCBal	Currency	Late Charges unpaid
PoolSchBal	Currency	Current UPB per Citi GL
PoolSchDue	Date/Time	Due date per Citi
LastPmtRcd	Date/Time	Last payment received date
FPIndicator	Text	Force placed insurance indicator
FB_Start_Date	Date/Time	Forebearance plan start date
FB_End_Date	Date/Time	Forebearance plan end date
FB_Due_Date	Date/Time	Forebearance plan next payment due date
FB_PI	Currency	Forebearance plan principal and interest payment
LossMitStatus	Text	Loss mitigation status
ProcessStop	Text	Process stop code
PersonCode	Text	Person code
OthLienBal	Currency	Other Lien Balance
Reason For Default	Text	Stated reason for payment default
RFD Date	Date/Time	Date reason for default was obtained from mortgagor
Servicer File Date	Date/Time	Cutoff date of servicer file
Current Occupancy Status	Text	Current occupancy status
Property Condition	Text	Property Conditon
Last Inspection Date	Date/Time	Date of last property inspection
FCData
FC Status	Text	Status of FC proceeding
Start_Date	Date/Time	Start date of FC process
Referral_Date	Date/Time	Date file referred to Attorney
First_Legal_Date	Date/Time	Date complaint was filed
Judgement_Date	Date/Time	Date judgement was entered
Publication_Date	Date/Time	Date of sale date publication
ProjSale_Date	Date/Time	Projected date of foreclosure sale
Sale_Date	Date/Time	Actual date that foreclosrue sale is held
Redemption_Exp_Date	Date/Time	Date redemption will expire
FC_Results	Text	Foreclosure sale results
FC_Bid_Amount	Double	Approved foreclosure bid amount
REOData
SubServicerID	Text	REO servicer identification
AcqDt	Date/Time	Date REO servicer acquired loan
REO Loan Number	Text	REO servicer loan number
ClosDt	Date/Time	Date closing held
ContDt	Date/Time	Date of sales contract
CurListDt	Date/Time	Date that current list price became effective
CurListPx	Double	Amount of current list price
EstClosDt	Date/Time	Estimated sales closing date
EvictStart	Date/Time	Date eviction began
HazClaimAmt	Double	Current hazard claim amount
HazClaimSubDt	Date/Time	Date current hazzard claim was submitted
InitBPOAsIs	Double	Initial BPO as is value
InitBPOAsRep	Double	Initial BPO repaired value
InitBPOCTC	Double	Initial BPO cost to cure/repair amount
InitBPORecDt	Date/Time	Initial BPO received date
LastBPOAsIs	Double	Last BPO as is value
LastBPOAsRep	Double	Last BPO repaired value
LastBPOCTC	Double	Last BPO cost to cure/repair amount
LastBPORecDt	Date/Time	Last BPO received date
LastListPxReduc	Date/Time	Date of last list price reduction
MarketStrategy	Text	Current market strategy, repaired/as is
MinSalesPrice	Double	Authorized minimum sales price
MktComments	Text	Marketing comments in regard to subject property
NetSalePx	Double	Net Sales Price
OccupancyStatus	Text	Occupancy status
OffAccDt	Date/Time	Date offer was accepted
OfferAcceptedAmt	Double	Amount of offer accepted/gross
OfferAcceptedAmtNet	Double	Amount of offer accepted/net
OrigListDt	Date/Time	Original listing date
OrigListPx	Double	Original listing price
RedemptDt	Date/Time	Date re demption occurred
RepairStatus	Text	Stage/status of repairs authorized
SalePx	Double	Final gross sales price
REO Status	Text	Status of REO
UPB at FC Sale	Double	UPB on date of foreclosure sale
VacateDt	Date/Time	Date property was vacated
AnticipatedMarketTime	Double	Estimated number of days to market before sale
BrokerLastName	Text	List broker last name
BrokerFirstName	Text	List broker first name
StaticData
OldLoanNo	Double	Prior servicer loan number
InvLnNo	Double	Investor loan number
Lname	Text	Last name of primary borrower
Fname	Text	First name of primary borrower
Addr	Text	Property street address
City	Text	Property city
ST	Text	Property state
Zip	Text	Property zip code
County	Text	Property County
PropType	Text	Mortgaged property type
NoUnits	Long Integer	Multi Unit - number of units
Purp	Text	Purpose of subject purchase
NoteType	Text	Loan Note type
LienPos	Text	Lien position
OrigBal	Currency	Original principal balance
OrigLTV	Double	Original loan to value ratio
OrigAppr	Currency	Original appraisal value
OrigApprDate	Date/Time	Original appraisal date
1stPayDt	Date/Time	First payment due date
MatDt	Date/Time	Loan maturity date
OrigDt	Date/Time	Loan origination date
OrigTerm	Long Integer	Original loan term/months
SalesPrc	Currency	Subject sale price
Orig Occup	Text	Original Occupancy Status
OwnType	Text	Owner Type
PMIIns	Text	PMI indicator
PMICertif	Text	PMI certificate number
PMIPct	Double	PMI coverage percentage
ModFlag	Text	Modification indicator
ModDate	Date/Time	Modification date
AssumableIndicator	Text	Assumable loan indicator
AssumedDate	Date/Time	Assumption date
PPPenalty	Text	Prepayment penalty indicator
PPP Expiration Date	Date/Time	Prepayment penalty termination date
PPP Estimated Amount	Currency	Estimated prepayment penalty amount
AdjRtCd	Text	Adjustable Rate Code
BallCd	Text	Balloon loan indicator
NegAmCd	Text	Negative amortization code
BKData
BK Status	Text	Bankruptcy status
CaseNo	Text	Bankruptcy case number
FilingDt	Date/Time	Bankruptcy filing date
Chapter	Text	Bankruptcy chapter filed
PlanPayment	Double	Plan payment amount
MFRFiledDt	Date/Time	Motion for relief filed date
MFRHearingDt	Date/Time	Motion for relief hearing date
GrantedDt	Date/Time	Date motion for relief was granted
DischargeDt	Date/Time	Date Bankruptcy was discharged
DismissalDt	Date/Time	Date Bankruptcy was dismissed
PostPetDueDt	Date/Time	Post petition current due date
PostPet1stDueDt	Date/Time	First post petition payment date due
PlanDueDt	Date/Time	Pre petiton due date
PlanStartDt	Date/Time	Confirmed plan start date
PlanEndDt	Date/Time	Plan completed date
Cash
ServicerID	Text	Master servicer ID
MMYY_Tot_Remit	Currency	Total cash remitted for loan
MMYY_Prin	Currency	principal remitted
MMYY_Int	Currency	interest remitted
MMYY_RecovAdv	Currency	advances recovered remitted
MMYY_RecovEsc	Currency	escrow advances recovered remitted
MMYY_Tot_Coll	Currency	total collections on loan
MMYY_SuspColl	Currency	suspense collected
MMYY_OtherColl	Currency	other collections
CorpAdvance
Amount	Currency	Amount of corporate advance paid
Date	Date/Time	Date corporate advance was paid
Type	Text	Corporate advance type code
Cost Description	Text	Description of corporate advance paid
ServicerFileDate	Text	Date of servicer file
Liquidation
Liquidation Date	Date/Time	Date loan liquidated
Liquidation Proceeds	Currency	Liquidation amount
Liquidation Type	Text	Liquidation type